Exhibit 99.1

Exhibit 99.1

THIRD QUARTER 2014

Earnings Release and Supplemental Information

UNAUDITED

Table of Contents

Prologis Park Ichikawa, Chiba, Japan

Prologis Ports Jersey City, Jersey City, New Jersey

Prologis Isle D’abeau, Lyon, France

Cover: Prologis Park Jirny, Prague, Czech Republic

Overview

Press Release 1

Highlights

Company Profile 4

Company Performance 5

Operating Performance 7

Guidance 8

Financial Information

Consolidated Balance Sheets 9

Pro-rata Balance Sheet Information 10

Consolidated Statements of Operations 11

Reconciliation of Net Earnings (Loss) to FFO 12

Pro-rata Operating Information and Reconciliation to FFO 13

EBITDA Reconciliation 14

Strategic Capital

Summary and Financial Highlights 15

Operating and Balance Sheet Information 16

Operations Overview

Operating Metrics 17

Operating Portfolio 19

Customer Information 22

Capital Deployment

Overview 23

Value Creation from Development Stabilization 24

Development Starts 25

Development Portfolio 26

Third Party Building Acquisitions and Equity Invested in

Co-Investment Ventures 27

Dispositions and Contributions 28

Land Portfolio 29

Capitalization

Overview 31

Debt Summary 32

Debt Covenants and Other Metrics 33

Net Asset Value

Components 34

Notes and Definitions (A) 36

Supplemental 3Q 2014

(A) Terms used throughout document are defined in the Notes and Definitions

Copyright © 2014 Prologis

Prologis, Inc. Announces Third Quarter 2014 Earnings Results

- Core Funds From Operations Increased 18 Percent Year-over-Year -
- Rent Change on Rollovers Increased 9.7 Percent -

SAN FRANCISCO (Oct. 23, 2014) – Prologis, Inc. (NYSE: PLD), the global leader in industrial real estate, today reported results for third quarter 2014. Core funds from operations (Core FFO) per fully diluted share was $0.48 for the third quarter compared with $0.41 for the same period in 2013, a year-over-year increase of 18 percent.

"I am very pleased with our quarterly performance," said Hamid R. Moghadam, chairman and CEO, Prologis. "Our results were led by operations with global occupancy ending at 95 percent and rent change reaching the highest level in many years. We are raising the midpoint for our full-year 2014 Core FFO guidance due to our performance to date and expectations for continued growth."

OPERATING RESULTS STRENGTHEN ACROSS THE GLOBE
Prologis ended the quarter with 95.0 percent occupancy in its operating portfolio, an increase of 110 basis points over the same period in 2013 and 40 basis points over the prior quarter. The quarterly increase was driven by a 110 basis point increase in spaces under 100,000 square feet and a 90 basis point increase in the company's European portfolio.

In the third quarter, the company leased 40.8 million square feet (3.8 million square meters) in its combined operating and development portfolios. Tenant retention was 83.9 percent.

GAAP rental rates on signed leases during the quarter increased 9.7 percent from prior rents, led by the U.S. at 15.5 percent and followed by Asia at 10.2 percent and Europe at 0.2 percent.

During the third quarter, same store NOI increased 3.7 percent on a GAAP basis and 4.0 percent on an adjusted cash basis.

CAPITAL DEPLOYMENT ACTIVITY CAPTURES DEMAND FOR CLASS-A PRODUCT
New investments totaled $1.9 billion ($1.3 billion Prologis share) in the third quarter, as the company continued to deploy capital at attractive yields.

Development Starts & Stabilizations
During the quarter, Prologis started $697.5 million ($615.6 million Prologis' share) of new developments, with an estimated weighted average yield upon stabilization of 7.1 percent and an estimated development margin of 19.1 percent.

The company stabilized $222.7 million ($219.4 million Prologis' share) in development projects, principally in the U.S. and Mexico, with an estimated development margin of 25.7 percent, generating $56.9 million (Prologis' share) of estimated value creation.

"Margins remain above average and we are poised to create value for years to come," said Mike Curless, chief investment officer, Prologis. "Our land bank is well-positioned for the next generation of development activity. Approximately 90 percent is located in major metropolitan areas where we see accelerating demand."

At quarter end, the book value of the company's land bank totaled $1.8 billion with an estimated build-out potential of $10.8 billion.

Acquisitions
Prologis acquired $883.8 million ($367.4 million Prologis' share) of buildings, principally in Europe through its co-investment ventures. The stabilized capitalization rate on Prologis' share of building acquisitions was 6.1 percent.

The company invested $357.5 million in its North American Industrial Fund, increasing Prologis' ownership interest to 63.3 percent.

Contributions & Dispositions
Prologis completed $442.6 million ($376.2 million Prologis' share) of contributions to Nippon Prologis REIT and third-party dispositions of non-strategic assets of $398.0 million ($390.3 million Prologis' share). Prologis' share of contributions and building dispositions had a stabilized capitalization rate of 6.0 percent.

STRONG FINANCIAL POSITION
Prologis completed $478 million of capital markets activity and increased its U.S. dollar net equity exposure to 89 percent.

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Copyright © 2014 Prologis

As previously announced and subsequent to quarter end, the company completed a €600 million bond offering at an annual coupon rate of 1.375 percent with a 2020 maturity. Prologis has limited debt maturities until 2017.

"We continue to seek opportunities to secure long-term capital at today's cost to enhance the composition of our debt portfolio and liquidity," said Tom Olinger, chief financial officer, Prologis. "We are very pleased with our progress toward significantly minimizing the impact of foreign currency movements on our earnings and net asset value."

NET EARNINGS
Net earnings per fully diluted share was $0.23 for the third quarter compared with a net loss per share of $0.02 for the same period in 2013.

GUIDANCE MIDPOINT INCREASED FOR 2014
Prologis increased the midpoint of its full-year 2014 Core FFO guidance, narrowing the range to $1.85 to $1.86 per diluted share from $1.82 to $1.86 per diluted share. The company expects to recognize net earnings, for GAAP purposes, of $0.49 to $0.50 per share.

The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity.

The difference between the company's Core FFO and net earnings guidance for 2014 predominantly relates to real estate depreciation and recognized gains or losses on real estate transactions and early extinguishment of debt.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast/conference call to discuss quarterly results, current market conditions and future outlook today, Oct. 23, at 12 p.m. U.S. Eastern Time. Interested parties are encouraged to access the webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website (http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877-256-7020 (toll-free from the U.S. and Canada) or +1 973-409-9692 (from all other countries) and entering conference code 48765485.

A telephonic replay will be available Oct. 23-Nov. 23 at +1 855-859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries); please use conference code 48765485. The webcast replay will be posted when available in the "Events & Presentations" section of Investor Relations on the Prologis website.

ABOUT PROLOGIS
Prologis, Inc., is the global leader in industrial real estate. As of September 30, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 585 million square feet (54 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including manufacturers, retailers, transportation companies, and third-party logistics providers.

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management's beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis' financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with

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Copyright © 2014 Prologis

acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co investment ventures and funds, including our ability to establish new co investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward looking statements appearing in this document.

MEDIA CONTACTS

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco Nina Beizai, Tel: +1 415 733 9493, nbeizai@prologis.com, San Francisco

3 Copyright © 2014 Prologis

Highlights

Supplemental 3Q 2014

Prologis, Inc. is the global leader in industrial real estate. As of September 30, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects totaling 585 million square feet (54 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including manufacturers, retailers, transportation companies and third-party logistics providers.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,152 653 67 2,872

Operating Portfolio (msf) 354 152 30 536

Development Portfolio (msf) 18 5 12 35

Other (msf) (A) 7 6 1 14

Total (msf) 379 163 43 585

Development portfolio TEI (millions) $1,197 $514 $1,115 $2,826

Land (acres) 6,839 2,965 231 10,035

Land book value (millions) $981 $667 $126 $1,774

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (8 msf), which includes value added properties (7 msf).

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Copyright © 2014 Prologis

Highlights

Company Performance

Supplemental 3Q 2014

Three months ended September 30, Nine months ended September 30,

(dollars in thousands, except per share data) 2014 2013 2014 2013

Revenues $ 415,151 $ 423,058 $ 1,309,922 $ 1,313,722

Net earnings (loss) attributable to common stockholders 136,245 (7,534) 213,626 256,365

Core FFO 244,896 206,895 706,726 598,169

Core AFFO 192,475 145,000 563,490 433,290

Adjusted EBITDA 368,011 356,072 1,096,143 1,038,398

Value creation—Prologis share 56,921 164,888 189,646 247,194

Common stock dividends paid 166,697 141,279 500,025 413,115

Per common share—diluted:

Net earnings (loss) attributable to common stockholders $ 0.23 $ (0.02) $ 0.43 $ 0.53

Core FFO 0.48 0.41 1.39 1.22

Dividends per share 0.33 0.28 0.99 0.84

Core FFO and Value Creation (A)

(in millions)

$500

$400 $372

$340

$326 $302

$300 $268

$200

$100

$-

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Core FFO Value Creation—Prologis Share

Adjusted EBITDA

(in millions)

$500

$400 $356 $367 $354 $374 $368

$300

$200

$100

$-

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

(A) Includes value creation from stabilized buildings and value-added conversions.

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Highlights

Company Performance

(in millions)

Supplemental 3Q 2014

Core FFO

$900 $814 $813

$707

$594

$600

$300

$-

2011 2012 2013 YTD 2014

Adjusted EBITDA

$1,600 $1,514 $1,485

$1,384

$1,200 $1,096

$800

$400

$-

2011 2012 2013 YTD 2014

Value Creation (A)

$400 $ 372

$- $14 $159

2011 2012 2013 YTD2014

$200, $190

Net Promote (B)

$32

$27

$24

$15

$16

$8

$- $-

$-

2011 2012 2013 YTD 2014

Prologis share. Includes value creation from stabilized buildings and value-added conversions.

Net promote includes actual promote earned from third party investors during the period, net of related cash expenses.

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Copyright © 2014 Prologis

Highlights

Operating Performance – Owned and Managed

Supplemental 3Q 2014

Occupancy

96%

95.1 95.0

94.5 94.6 94.6

93.9 94.3 94.2 94.2

93.4

93%

90%

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Period End Average

Weighted Average Customer Retention

90% 86.8

84.6 84.8 83.9

80.8 80% 70% 60%

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Net Effective Rent Change (GAAP)

10% 9.7 7.0 6.6 6.1 5.9 5% 0%

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Same Store NOI Change Over Prior Year

6% 5.3

5%

4.1 4.0

4% 3.8 3.7

2.7 3.0 3.0

3%

1.8

2%

1.4

1%

0%

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

NOI- GAAP NOI- Adjusted Cash

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Copyright © 2014 Prologis

Highlights

Guidance

(dollars in millions, except per share) Supplemental 3Q 2014

2014 Guidance

Low High

Net earnings (A) $0.49 $0.50

Core FFO (A) $1.85 $1.86

Operations

Year-end occupancy 95.5% 96.0%

Same store NOI - GAAP increase 3.50% 3.70%

Capital Deployment

Development starts (85% Prologis share) $2,000 $2,200

Building acquisitions (50% Prologis share) $1,500 $1,700

Building and land dispositions (85% Prologis share) $1,400 $1,600

Building contributions (55% Prologis share) $1,600 $1,800

Strategic Capital

Strategic capital income $215 $220

Strategic capital expenses $95 $100

Other Assumptions

General & administrative expenses $240 $244

Annualized third quarter 2014 dividend $1.32

Euro exchange rate ($/€) 1.28

Yen exchange rate (¥/$) 110

(A) The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions and early extinguishment of debt. See the Notes and

Definitions for more information.

8 Copyright © 2014 Prologis

Financial Information

Consolidated Balance Sheets

(in thousands)

Supplemental 3Q 2014

	September 30, 2014	June 30, 2014	December 31, 2013
Assets:			
Investments in real estate assets:			
Operating properties	$ 16,155,668	$ 16,629,000	$ 17,801,064
Development portfolio	1,316,470	1,119,075	1,021,017
Land	1,533,590	1,579,737	1,516,166
Other real estate investments	460,854	454,111	486,230
	19,466,582	19,781,923	20,824,477
Less accumulated depreciation	2,695,745	2,648,866	2,568,998
Net investments in properties	16,770,837	17,133,057	18,255,479
Investments in and advances to unconsolidated entities	5,814,056	5,575,423	4,430,239
Notes receivable backed by real estate and other assets	-	-	192,042
Net investments in real estate	22,584,893	22,708,480	22,877,760
Cash and cash equivalents	311,879	267,427	491,129
Accounts receivable	132,464	123,961	128,196
Other assets	1,042,867	1,031,694	1,075,222
Total assets	**$ 24,072,103**	**$ 24,131,562**	**$ 24,572,307**
Liabilities and Equity:			
Liabilities:			
Debt	$ 8,822,952	$ 8,529,453	$ 9,011,216
Accounts payable, accrued expenses, and other liabilities	1,112,402	1,325,259	1,384,638
Total liabilities	9,935,354	9,854,712	10,395,854
Equity:			
Stockholders' equity:			
Preferred stock	78,235	78,235	100,000
Common stock	5,000	4,998	4,988
Additional paid-in capital	18,081,751	18,062,370	17,974,509
Accumulated other comprehensive loss	(510,661)	(385,248)	(435,675)
Distributions in excess of net earnings	(4,214,224)	(4,188,611)	(3,932,664)
Total stockholders' equity	13,440,101	13,571,744	13,711,158
Noncontrolling interests	646,404	657,411	417,086
Noncontrolling interests - limited partnership unitholders	50,244	47,695	48,209
Total equity	14,136,749	14,276,850	14,176,453
Total liabilities and equity	**$ 24,072,103**	**$ 24,131,562**	**$ 24,572,307**

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Copyright © 2014 Prologis

Financial Information

Pro-rata Balance Sheet Information

(in thousands)

Supplemental 3Q 2014

Pro-rata Balance Sheet Information as of September 30, 2014	Prologis Consolidated	Less Non Controlling Interest	Plus Prologis Share of Unconsolidated Co-Investment Ventures	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Assets:							
Investments in real estate assets:							
Operating properties	$ 16,155,668	$ (510,060)	$ 9,004,033	$ 24,649,641	$ 16,490,609	$ 510,060	$ 41,650,310
Other real estate	3,310,914	(17,848)	154,019	3,447,085	398,586	17,848	3,863,519
Accumulated depreciation	(2,695,745)	12,615	(810,152)	(3,493,282)	(1,195,604)	(12,615)	(4,701,501)
Net investments in properties	16,770,837	(515,293)	8,347,900	24,603,444	15,693,591	515,293	40,812,328
Investments in unconsolidated co-investment ventures	5,640,525	(74,456)	(5,566,069)	-	-	74,456	74,456
Investments in other unconsolidated ventures	173,531	(4,259)	-	169,272	-	4,259	173,531
Other assets	1,487,210	(114,281)	348,778	1,721,707	1,137,207	114,281	2,973,195
Total assets	**$ 24,072,103**	**$ (708,289)**	**$ 3,130,609**	**$ 26,494,423**	**$ 16,830,798**	**$ 708,289**	**$ 44,033,510**
Liabilities and Equity:							
Liabilities:							
Debt	$ 8,822,952	$ (8,575)	$ 2,604,014	$ 11,418,391	$ 5,261,066	$ 8,575	$ 16,688,032
Other liabilities	1,112,402	(3,066)	526,595	1,635,931	899,540	3,066	2,538,537
Total liabilities	9,935,354	(11,641)	3,130,609	13,054,322	6,160,606	11,641	19,226,569
Equity:							
Stockholders' / partners' equity	13,440,101	-	-	13,440,101	10,670,192	696,648	24,806,941
Noncontrolling interests	696,648	(696,648)	-	-	-	-	-
Total equity	14,136,749	(696,648)	-	13,440,101	10,670,192	696,648	24,806,941
Total liabilities and equity	**$ 24,072,103**	**$ (708,289)**	**$ 3,130,609**	**$ 26,494,423**	**$ 16,830,798**	**$ 708,289**	**$ 44,033,510**

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Copyright © 2014 Prologis

Financial Information

Consolidated Statements of Operations

(in thousands, except per share amounts) Supplemental 3Q 2014

Three Months Ended Nine Months Ended

September 30, September 30,

2014 2013 2014 2013

Revenues:

Rental income $ 355,822 $ 372,185 $ 1,125,335 $ 1,180,285

Strategic capital income 54,070 48,322 175,714 125,565

Development management and other income 5,259 2,551 8,873 7,872

Total revenues 415,151 423,058 1,309,922 1,313,722

Expenses:

Rental expenses 102,324 106,811 322,417 347,002

Strategic capital expenses 22,442 22,023 74,442 66,938

General and administrative expenses 58,203 55,034 181,781 166,140

Depreciation and amortization 149,202 155,439 471,059 483,215

Other expenses 4,868 6,370 15,371 17,494

Total expenses 337,039 345,677 1,065,070 1,080,789

Operating income 78,112 77,381 244,852 232,933

Other income (expense):

Earnings from unconsolidated entities, net 28,514 26,365 79,411 59,554

Interest expense (69,086) (84,642) (234,793) (291,496)

Gains on acquisitions and dispositions of investments in real estate, net 151,057 46,074 337,695 445,954

Foreign currency and derivative gains (losses), related amortization and interest and other income (expense), net 21,342 12,528 22,454 21,787

Losses on early extinguishment of debt, net (86,076) (114,196) (163,361) (164,155)

Total other income (expense) 45,751 (113,871) 41,406 71,644

Earnings (loss) before income taxes 123,863 (36,490) 286,258 304,577

Income tax expense (benefit)—current and deferred (23,264) 12,180 (25,302) 84,534

Earnings (loss) from continuing operations 147,127 (48,670) 311,560 220,043

Discontinued operations:

Income attributable to disposed properties and assets held for sale — 1,206 — 5,139

Net gains on dispositions, including taxes — 40,297 — 59,598

Total discontinued operations — 41,503 — 64,737

Consolidated net earnings (loss) 147,127 (7,167) 311,560 284,780

Net loss (earnings) attributable to noncontrolling interests (9,212) 1,768 (85,664) (3,051)

Net earnings (loss) attributable to controlling interests 137,915 (5,399) 225,896 281,729

Preferred stock dividends (1,670) (2,135) (5,753) (16,256)

Loss on preferred stock redemption — — (6,517) (9,108)

Net earnings (loss) attributable to common stockholders $ 136,245 $ (7,534) $ 213,626 $ 256,365

Weighted average common shares outstanding—Diluted 516,088 499,848 504,211 488,409

Net earnings (loss) per share attributable to common stockholders—Diluted $ 0.23 $ (0.02) $ 0.43 $ 0.53

Copyright © 2014 Prologis

Supplemental 3Q 2014

Financial Information

Reconciliations of Net Earnings (Loss) to FFO

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Reconciliation of net earnings (loss) to FFO				
Net earnings (loss) attributable to common stockholders	$ 136,245	$ (7,534)	$ 213,626	$ 256,365
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	143,370	149,293	453,707	465,084
Net gains on non-FFO acquisitions and dispositions	(61,787)	(92,552)	(211,374)	(194,564)
Reconciling items related to noncontrolling interests	(4,821)	(4,023)	48,923	(7,683)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	57,130	51,155	148,583	111,603
Our share of reconciling items included in earnings from other unconsolidated ventures	1,452	1,378	4,536	4,344
Subtotal-NAREIT defined FFO	271,589	97,717	658,001	635,149
Add (deduct) our defined adjustments:				
Unrealized foreign currency and derivative losses (gains) and related amortization, net	(18,978)	(8,082)	(903)	(587)
Deferred income tax expense (benefit)	(33,658)	1,168	(54,073)	(1,048)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	4,147	(8,267)	287	9,060
FFO, as defined by Prologis	**223,100**	**82,536**	**603,312**	**642,574**
Adjustments to arrive at Core FFO:				
Net losses (gains) on acquisitions and dispositions of investments in real estate, net of expenses	(79,989)	7,294	(108,892)	(218,928)
Losses on early extinguishment of debt and redemption of preferred stock, net	86,076	114,196	169,878	173,263
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities	15,709	2,869	42,428	1,260
Core FFO	**$ 244,896**	**$ 206,895**	**$ 706,726**	**$ 598,169**
Adjustments to arrive at Core Adjusted FFO ("Core AFFO"), including our share of unconsolidated entities less third party share of consolidated entities:				
Straight-lined rents and amortization of lease intangibles	(5,538)	(5,167)	(20,597)	(17,957)
Property improvements	(34,131)	(28,790)	(61,172)	(62,396)
Tenant improvements	(22,750)	(26,321)	(63,529)	(74,062)
Leasing commissions	(15,584)	(12,838)	(43,520)	(45,462)
Amortization of management contracts	1,445	1,386	3,842	4,394
Amortization of debt discounts (premiums) and financing costs	2,359	(4,018)	(1,169)	(14,859)
Cash received (paid) on net investment hedges	7,722	1,733	(133)	6,044
Stock compensation expense	14,056	12,120	43,042	39,419
Core AFFO	**$ 192,475**	**$ 145,000**	**$ 563,490**	**$ 433,290**
Common stock dividends	$ 166,697	$ 141,279	$ 500,025	$ 413,115

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Financial Information

Pro-rata Operating Information and Reconciliation to FFO

Supplemental 3Q 2014

(in thousands)

Pro-rata Operating Information for Three Months Ended September 30, 2014	Prologis Consolidated	Less Non Controlling Interest	Plus Prologis Share of Unconsolidated Co-Investment Ventures	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Revenues:							
Rental income	$ 355,822	$ (10,344)	$ 179,888	$ 525,366	$ 345,783	$ 10,344	$ 881,493
Strategic capital income	54,070	-	434	54,504	434	-	54,938
Development management and other income	5,259	(99)	226	5,386	472	99	5,957
Total revenues	415,151	(10,443)	180,548	585,256	346,689	10,443	942,388
Expenses:							
Rental expenses	102,324	(2,508)	39,930	139,746	77,714	2,508	219,968
Strategic capital expenses	22,442	-	-	22,442	-	-	22,442
General and administrative expenses	58,203	(1,364)	10,701	67,540	21,800	1,364	90,704
Depreciation and amortization	149,202	(4,666)	57,931	202,467	112,585	4,666	319,718
Other expenses	4,868	874	12,891	18,633	16,264	(874)	34,023
Total expenses	337,039	(7,664)	121,453	450,828	228,363	7,664	686,855
Operating income	78,112	(2,779)	59,095	134,428	118,326	2,779	255,533
Earnings from unconsolidated co-investment ventures, net	27,194	(961)	(26,233)	-	-	961	961
Earnings from other unconsolidated joint ventures, net	1,320	-	-	1,320	-	-	1,320
Interest expense	(69,086)	254	(24,492)	(93,324)	(48,542)	(254)	(142,120)
Gains on acquisitions and dispositions of investments in real estate, net	151,057	(6,730)	1,061	145,388	1,339	6,730	153,457
Foreign currency and derivative gains (losses), related amortization and other income (expense), net	21,342	357	(4,615)	17,084	(5,338)	(357)	11,389
Losses on early extinguishment of debt, net	(86,076)	-	-	(86,076)	-	-	(86,076)
Income tax benefit (expense)	23,264	647	(4,816)	19,095	(6,568)	(647)	11,880
Consolidated net earnings	147,127	(9,212)	-	137,915	59,217	9,212	206,344
Net earnings attributable to noncontrolling interests	(9,212)	9,212	-	-	-	-	-
Preferred stock dividends	(1,670)	-	-	(1,670)	-	-	(1,670)
Net earnings attributable to common stockholders	**136,245**	**-**	**-**	**136,245**	**59,217**	**9,212**	**204,674**
Add (deduct) adjustments to arrive at FFO, as defined by Prologis:							
Real estate related depreciation and amortization	143,370	(4,666)	57,931	196,635	112,585	4,666	313,886
Net gains on non-FFO acquisitions and dispositions	(61,787)	(129)	(801)	(62,717)	(1,078)	129	(63,666)
Unrealized foreign currency and derivative losses (gains) and related amortization, net	(18,978)	(26)	4,147	(14,857)	4,377	26	(10,454)
Deferred income tax benefit	(33,658)	-	-	(33,658)	-	-	(33,658)
Reconciling items related to noncontrolling interests	(4,821)	4,821	-	-	-	-	-
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	61,277	-	(61,277)	-	-	-	-
Our share of reconciling items included in earnings from other unconsolidated ventures	1,452	-	-	1,452	-	-	1,452
FFO, as defined by Prologis	**223,100**	**-**	**-**	**223,100**	**175,101**	**14,033**	**412,234**
Adjustments to arrive at Core FFO:							
Net gains on acquisitions and dispositions of investments in real estate, net of expenses	(79,989)	6,903	8,806	(64,280)	11,930	(6,903)	(59,253)
Losses on early extinguishment of debt and redemption of preferred stock, net	86,076	-	-	86,076	-	-	86,076
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities	15,709	(6,903)	(8,806)	-	-	-	-
Core FFO	**$ 244,896**	**$ -**	**$ -**	**$ 244,896**	**$ 187,031**	**$ 7,130**	**$ 439,057**

13

Copyright © 2014 Prologis

Financial Information

EBITDA Reconciliation

(in thousands) Supplemental 3Q 2014

Three Months Ended Nine Months Ended

September 30, September 30,

2014 2013 2014 2013

Reconciliation of net earnings (loss) to Adjusted EBITDA

Net earnings (loss) attributable to common stockholders $ 136,245 $ (7,534) $ 213,626 $ 256,365

Net gains on acquisitions and dispositions of investments in real estate, net (151,057) (86,371) (337,695) (505,552)

Depreciation and amortization 149,202 155,439 471,059 483,215

Interest expense 69,086 84,642 234,793 291,496

Losses on early extinguishment of debt 86,076 114,196 163,361 164,155

Current and deferred income tax expense (benefit), net (23,264) 12,180 (25,302) 84,534

Pro forma adjustments 1,967 5,251 (2,008) (10,551)

Net earnings (loss) attributable to noncontrolling interest — (1,768) — 3,051

Preferred stock dividends and loss on preferred stock redemption 1,670 2,135 12,270 25,364

Unrealized foreign currency and derivative losses (gains) and related amortization, net (18,978) (8,082) (903) (587)

Stock compensation expense 14,056 12,120 43,042 42,419

Acquisition expenses 413 — 2,616 -

Adjusted EBITDA, consolidated 265,416 282,208 774,859 833,909

Our share of reconciling items from unconsolidated entities less third party share of consolidated entities:

Net losses (gains) on dispositions of investments in real estate, net 5,669 (675) 47,775 (8,959)

Depreciation and amortization 54,717 53,122 148,495 122,682

Interest expense 24,668 24,878 63,159 70,083

Losses on early extinguishment of debt — 607 221 1,136

Current income tax expense 4,403 4,199 14,298 10,487

Unrealized losses (gains), derivative losses (gains) and deferred income tax expense (benefit), net 4,121 (8,267) 11,794 9,060

Acquisition expenses 9,017 — 35,542 -

Adjusted EBITDA $ 368,011 $ 356,072 $ 1,096,143 $ 1,038,398

Copyright © 2014 Prologis

Strategic Capital

Summary and Financial Highlights

Supplemental 3Q 2014

Co-Investment Ventures (A)	Type	Established	Accounting Method	Region	Ownership	Structure	Next Promote Opportunity
Americas:							
Prologis U.S. Logistics Venture	Core	2014	Consolidated	US	55.0%	Open end	Q4 2016 (B)
Prologis Targeted U.S. Logistics Fund	Core	2004	Unconsolidated	US	24.8%	Open end	Q2 2017 (B)
Prologis North American Industrial Fund	Core	2006	Unconsolidated	US	63.3%	Open end	Q1 2015 (B)
FIBRA Prologis	Core	2014	Unconsolidated	Mexico	45.0%	Public, Mexican Exchange	Q2 2015 (C)
Brazil Fund and joint ventures (D)	Development	2010	Unconsolidated	Brazil	various	Closed end	Q4 2017 (E)
Europe:							
Prologis Targeted Europe Logistics Fund	Core	2007	Unconsolidated	Europe	43.3%	Open end	Q3 2016 (B)
Prologis European Properties Fund II	Core	2007	Unconsolidated	Europe	31.1%	Open end	Q3 2016 (B)
Europe Logistics Venture 1	Core	2011	Unconsolidated	Europe	15.0%	Open end	Q4 2015 (B)
Prologis European Logistics Partners	Core	2013	Unconsolidated	Europe	50.0%	Open end	Q4 2015 (B)
Asia:							
Nippon Prologis REIT	Core	2013	Unconsolidated	Japan	15.2%	Public, Tokyo Exchange	n/a
Prologis China Logistics Venture	Core/Development	2011	Unconsolidated	China	15.0%	Closed end	Q1 2018

Unconsolidated Co-Investment Ventures (F):				Prologis Share		
(in thousands)	Sq Ft	GBV of Operating Bldgs	Debt	Debt	Net Tangible Other Assets	Prologis Investment
Prologis Targeted U.S. Logistics Fund	50,318	$ 4,616,303	$ 1,611,230	$ 399,585	$ 3,369	$ 714,110
Prologis North American Industrial Fund	45,663	2,823,058	1,110,654	703,266	43,306	819,729
FIBRA Prologis (G)	29,806	1,585,551	587,499	264,257	79,250	589,736
Brazil Fund and joint ventures	4,689	398,342	-	-	15,769	247,798
Americas	**130,476**	**9,423,254**	**3,309,383**	**1,367,108**	**141,694**	**2,371,373**
Prologis Targeted Europe Logistics Fund	15,167	1,845,415	486,064	210,223	24,115	484,151
Prologis European Properties Fund II	67,678	5,640,568	2,095,208	652,238	6,911	503,638
Europe Logistics Venture I	5,257	419,700	-	-	1,271	58,264
Prologis European Logistics Partners	57,230	4,178,205	216,461	108,231	33,494	1,847,522
Europe	**145,332**	**12,083,888**	**2,797,733**	**970,692**	**65,791**	**2,893,575**
Nippon Prologis REIT (G)	20,898	3,691,574	1,481,859	224,798	6,193	326,992
Prologis China Logistics Venture	5,045	295,926	276,105	41,416	11,440	48,585
Asia	**25,943**	**3,987,500**	**1,757,964**	**266,214**	**17,633**	**375,577**
Total	**301,751**	**$ 25,494,642**	**$ 7,865,080**	**$ 2,604,014**	**$ 225,118**	**$ 5,640,525**

(A) The information presented excludes the co-investment ventures Prologis DFS Fund I and Prologis Mexico Fondo Logistico, due to the investment size of these ventures.
(B) Promote opportunity is every three years.
(C) Promote opportunity is every year.
(D) We have a 50% ownership interest in Prologis Brazil Logistics Partners Fund I ("Brazil Fund"), a consolidated co-investment venture. The Brazil Fund in turn has an ownership interest in various joint ventures that are accounted for on the equity method. We also have other Brazil joint ventures that we account for using the equity method. Prologis share in these Brazil entities is reflected at our effective economic ownership.
(E) We have an opportunity to earn a promote based on the performance of the Brazil Fund only. We don't have a promote opportunity in any of the Brazil joint ventures.
(F) Values represent Prologis' adjusted basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.
(G) Throughout this document, we use the most recent public information for these co-investment ventures.

15
Copyright © 2014 Prologis

Strategic Capital

Operating and Balance Sheet Information

Supplemental 3Q 2014

(dollars in thousands)

FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	For the Three Months Ended September 30, 2014			
Rental income	$ 204,225	$ 250,477	$ 70,969	$ 525,671
Rental expenses	(49,810)	(52,466)	(15,368)	(117,644)
Net operating income from properties	**154,415**	**198,011**	**55,601**	**408,027**
Other income (expense), net	(1,438)	(4,645)	(1,678)	(7,761)
General and administrative expenses	(10,564)	(13,982)	(7,955)	(32,501)
Interest expense	(39,334)	(27,102)	(6,598)	(73,034)
Current income tax expense	(1,774)	(9,106)	(504)	(11,384)
Core FFO	**101,305**	**143,176**	**38,866**	**283,347**
Acquisition expenses, gains(losses) on dispositions of investments in real estate and early extinguishment of debt, net	(440)	(20,283)	(13)	(20,736)
FFO, as defined by Prologis	**100,865**	**122,893**	**38,853**	**262,611**
Real estate related depreciation and amortization	(70,840)	(83,113)	(16,563)	(170,516)
Foreign currency exchange and derivative gains (losses), net	(7,542)	(1,072)	90	(8,524)
Gains (losses) on dispositions of investments in real estate, net	1,879	-	-	1,879
Net earnings (loss)	**$ 24,362**	**$ 38,708**	**$ 22,380**	**$ 85,450**

Prologis' Share of Core FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	Americas	Europe	Asia	Total
	For the Three Months Ended September 30, 2014			
Core FFO, from unconsolidated co-investment ventures, net	$ 35,343	$ 56,187	$ 5,747	$ 97,277
Fees earned by Prologis	18,449	24,713	10,603	53,765
Total Core FFO recognized by Prologis, net	**$ 53,792**	**$ 80,900**	**$ 16,350**	**$ 151,042**
Prologis' share of the unconsolidated co-investment ventures' net earnings (loss)	$ 8,863	$ 14,653	$ 3,678	$ 27,194
Fees earned by Prologis	18,449	24,713	10,603	53,765
Total earnings recognized by Prologis, net	**$ 27,312**	**$ 39,366**	**$ 14,281**	**$ 80,959**

Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	As of September 30, 2014			
Operating industrial properties, before depreciation	$ 9,423,254	$ 12,083,888	$ 3,987,500	$ 25,494,642
Accumulated depreciation	(977,860)	(932,990)	(94,906)	(2,005,756)
Properties under development and land	281,738	29,493	241,374	552,605
Other assets	668,768	771,358	232,318	1,672,444
Total assets	**$ 9,395,900**	**$ 11,951,749**	**$ 4,366,286**	**$ 25,713,935**
Third party debt	$ 3,309,383	$ 2,797,733	$ 1,757,964	$ 7,865,080
Other liabilities	203,901	1,024,824	197,410	1,426,135
Total liabilities	**$ 3,513,284**	**$ 3,822,557**	**$ 1,955,374**	**$ 9,291,215**
Weighted average ownership	**40.2%**	**38.8%**	**15.0%**	**35.4%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

16

Copyright © 2014 Prologis

Operations Overview

Operating Metrics – Owned and Managed

Supplemental 3Q 2014

Period Ending Occupancy by Division (%)

95.5 95.2 95.4 95.6

94.2

Q3 13 Q4 13 Q1 14 Q2 14 Q3 14

Americas

93.1 93.6 92.6 93.5

92.3

Q3 13 Q4 13 Q1 14 Q2 14 Q3 14

Europe

95.1 96.7 96.3 95.6 95.2

Q3 13 Q4 13 Q1 14 Q2 14 Q3 14

Asia

93.9 95.1 94.5 94.6 95.0

Q3 13 Q4 13 Q1 14 Q2 14 Q3 14

Total

Leasing Activity

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Square feet of leases signed:

Operating portfolio:

Renewals 23,355 27,422 23,307 20,108 24,596

New leases 7,483 11,551 8,292 8,908 12,254

Total operating portfolio 30,838 38,973 31,599 29,016 36,850

Properties under development 5,253 4,763 2,130 2,352 3,938

Total square feet of leases signed 36,091 43,736 33,729 31,368 40,788

Average term of leases signed (months) 59 44 40 45 45

Operating Portfolio:

Trailing four quarters - leases signed 133,450 135,734 135,271 130,426 136,438

Trailing four quarters - % of average portfolio 25.4% 25.9% 25.7% 24.6% 25.7%

Net effective rent change (GAAP) 6.1% 5.9% 7.0% 6.6% 9.7%

Copyright © 2014 Prologis

Operations Overview

Operating Metrics – Owned and Managed

(in thousands, except for percentages and per square foot) Supplemental 3Q 2014

Capital Expenditures Incurred

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Property improvements $ 35,668 $ 44,020 $ 19,347 $ 25,690 $ 45,615

Tenant improvements 32,213 36,116 27,208 28,570 30,589

Leasing commissions 17,992 26,450 20,378 19,143 22,162

Total turnover costs 50,205 62,566 47,586 47,713 52,751

Total capital expenditures $ 85,873 $ 106,586 $ 66,933 $ 73,403 $ 98,366

Trailing four quarters—% of gross NOI 14.9% 14.5% 14.4% 13.5% 13.7%

Weighted average ownership percent 79.1% 73.3% 69.9% 66.7% 73.7%

Prologis share $ 67,949 $ 78,153 $ 46,774 $ 48,982 $ 72,465

Same Store Information

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Square feet of population 494,941 489,808 505,644 496,858 490,614

Average occupancy 93.5% 94.3% 94.1% 94.2% 94.7%

Percentage change:

Rental income 1.9% 0.8% 1.5% 3.1% 2.9%

Rental expenses 3.2% (4.2%) (2.1%) 1.3% 0.9%

NOI—GAAP 1.4% 2.7% 3.0% 3.8% 3.7%

NOI—Adjusted Cash 1.8% 3.0% 4.1% 5.3% 4.0%

Average occupancy 0.9% 0.7% 1.3% 1.1% 1.2%

Turnover Costs: per Square Foot ($) and per Value of Lease (%)

$1.80 9.0% 9.3% 10%

8.2% 8.1%

$1.60 6.9% $1.57 8%

$1.48 $1.48 6% $1.41 $1.40 $1.26 4% $1.20 2%

$1.00 0% Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

Property Improvements per Square Foot

$0.09 $0.09 $0.08 $0.07 $0.06 $0.06 $0.06 $0.06 $0.06 $0.06

$0.05

$0.04

$0.03

Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014

$ per square foot trailing four quarters

Copyright © 2014 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

Supplemental 3Q 2014

(square feet in thousands)

	# of Buildings	Square Feet				Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share (%)	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Global Markets									
U.S.									
Atlanta	108	14,343	11,785	82.2	3.4	92.0	93.3	94.9	96.5
Baltimore/Washington	70	8,322	6,128	73.6	1.8	97.8	97.2	97.8	97.2
Central Valley	25	10,197	9,241	90.6	2.7	98.3	98.8	98.3	98.8
Central & Eastern PA	30	14,925	11,180	74.9	3.2	95.4	93.9	95.4	93.9
Chicago	210	35,453	28,973	81.7	8.3	96.6	96.7	97.2	97.4
Dallas/Ft. Worth	154	24,405	20,711	84.9	6.0	93.8	93.3	93.8	93.3
Houston	98	12,373	8,875	71.7	2.6	97.8	98.1	98.7	98.6
New Jersey/New York City	139	21,926	16,878	77.0	4.9	95.8	95.6	96.4	95.9
San Francisco Bay Area	232	19,021	15,770	82.9	4.5	96.1	95.7	96.4	96.0
Seattle	81	10,892	5,381	49.4	1.5	94.5	95.4	94.5	95.4
South Florida	91	10,679	7,659	71.7	2.2	95.9	94.8	96.3	95.3
Southern California	304	58,069	47,784	82.3	13.7	95.1	95.1	96.1	95.6
Canada	19	6,384	5,762	90.3	1.7	99.0	98.9	99.0	98.9
Mexico									
Guadalajara	27	5,872	2,826	48.1	0.8	98.8	98.9	98.8	98.9
Mexico City	46	10,762	5,252	48.8	1.5	96.6	96.9	96.6	96.9
Monterrey	22	3,413	1,535	45.0	0.4	92.7	92.7	92.7	92.7
Brazil	13	4,689	644	13.7	0.2	97.8	96.0	97.8	96.0
Americas total	**1,669**	**271,725**	**206,384**	**76.0**	**59.4**	**95.7**	**95.6**	**96.3**	**96.1**
Belgium	12	2,497	1,251	50.1	0.4	96.6	93.2	96.6	93.2
Czech Republic	38	7,737	3,452	44.6	1.0	93.1	94.4	95.8	96.3
France	131	32,006	14,193	44.3	4.1	93.5	92.0	93.7	92.2
Germany	95	20,320	7,797	38.4	2.2	97.3	96.8	97.4	96.9
Italy	28	8,813	4,762	54.0	1.4	87.7	79.7	87.7	79.7
Netherlands	64	13,748	5,327	38.7	1.5	95.9	96.0	97.4	96.9
Poland	101	22,341	9,643	43.2	2.8	91.0	90.3	92.9	92.5
Spain	29	7,993	3,912	48.9	1.1	85.3	86.9	85.3	86.9
United Kingdom	89	20,943	8,919	42.6	2.5	97.6	95.4	97.6	95.4
Europe total	**587**	**136,398**	**59,256**	**43.4**	**17.0**	**93.7**	**92.1**	**94.4**	**92.7**
China	31	7,239	2,951	40.8	0.8	93.9	89.8	95.3	90.4
Japan	31	22,113	4,385	19.8	1.3	95.5	86.9	96.1	87.8
Singapore	5	959	959	100.0	0.3	100.0	100.0	100.0	100.0
Asia total	**67**	**30,311**	**8,295**	**27.4**	**2.4**	**95.2**	**89.4**	**96.0**	**90.1**
Total global markets	**2,323**	**438,434**	**273,935**	**62.5**	**78.8**	**95.1**	**94.7**	**95.7**	**95.2**
Regional markets (A)									
Columbus	27	8,545	7,608	89.0	2.2	97.6	97.3	99.1	99.0
Denver	27	4,491	4,156	92.5	1.2	100.0	100.0	100.0	100.0
Orlando	33	3,895	3,291	84.5	0.9	95.7	94.9	96.2	95.5
San Antonio	50	5,606	4,929	87.9	1.4	97.9	98.2	99.1	99.1
Cincinnati	23	5,899	4,692	79.5	1.3	99.4	99.3	99.4	99.3
Remaining other regional (15 markets)	323	57,637	39,144	67.9	11.3	94.1	94.0	94.8	94.7
Regional markets total	**483**	**86,073**	**63,820**	**74.1**	**18.3**	**95.4**	**95.5**	**96.2**	**96.3**
Other markets (11 markets)	**66**	**11,435**	**10,004**	**87.5**	**2.9**	**88.4**	**89.4**	**89.6**	**90.5**
Total operating portfolio - owned and managed	**2,872**	**535,942**	**347,759**	**64.9**	**100.0**	**95.0**	**94.7**	**95.6**	**95.2**

(A) Selected and ordered by Prologis share of Gross Book Value ($).

19

Copyright © 2014 Prologis

Operations Overview

Operating Portfolio – NOI and Gross Book Value

(dollars in thousands)

Supplemental 3Q 2014

	Third Quarter NOI				Gross Book Value			
	Owned and Managed	Prologis Share (A) ($)	Prologis Share (A) (%)	% of Total	Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets								
U.S.								
Atlanta	$ 9,939	$ 7,970	80.2	2.1	$ 664,161	$ 518,679	78.1	2.1
Baltimore/Washington	12,906	9,664	74.9	2.6	709,757	514,970	72.6	2.1
Central Valley	9,335	8,618	92.3	2.3	572,825	518,852	90.6	2.1
Central & Eastern PA	15,354	11,144	72.6	3.0	911,954	667,655	73.2	2.7
Chicago	27,170	21,225	78.1	5.7	2,166,831	1,693,690	78.2	6.9
Dallas/Ft. Worth	18,322	14,740	80.4	3.9	1,232,244	980,824	79.6	4.0
Houston	12,414	8,808	71.0	2.4	769,458	481,977	62.6	2.0
New Jersey/New York City	29,537	21,033	71.2	5.6	1,967,463	1,373,592	69.8	5.6
San Francisco Bay Area	29,419	23,660	80.4	6.3	1,950,905	1,610,256	82.5	6.6
Seattle	12,986	6,308	48.6	1.7	1,038,287	510,847	49.2	2.1
South Florida	14,961	10,712	71.6	2.9	1,065,547	797,897	74.9	3.3
Southern California	64,392	51,857	80.5	13.9	5,214,474	4,229,984	81.1	17.3
Canada	8,254	7,426	90.0	2.0	578,395	520,749	90.0	2.1
Mexico								
Guadalajara	6,984	3,368	48.2	0.9	302,000	147,060	48.7	0.6
Mexico City	12,337	5,774	46.8	1.5	680,627	332,308	48.8	1.4
Monterrey	3,980	1,790	45.0	0.5	190,889	85,862	45.0	0.3
Brazil	12,168	1,633	13.4	0.4	398,342	47,376	11.9	0.2
Americas total	**300,458**	**215,730**	**71.8**	**57.7**	**20,414,159**	**15,032,578**	**73.6**	**61.4**
Belgium	3,834	1,947	50.8	0.5	185,244	93,145	50.3	0.4
Czech Republic	8,530	3,827	44.9	1.0	533,254	227,642	42.7	0.9
France	40,221	16,936	42.1	4.5	2,427,569	1,039,868	42.8	4.3
Germany	30,839	11,611	37.7	3.1	1,712,004	645,564	37.7	2.6
Italy	8,543	4,263	49.9	1.1	518,007	278,613	53.8	1.1
Netherlands	21,161	8,190	38.7	2.2	1,187,233	466,025	39.3	1.9
Poland	21,393	9,059	42.3	2.4	1,430,197	578,551	40.5	2.4
Spain	8,624	4,380	50.8	1.2	592,627	296,731	50.1	1.2
United Kingdom	45,312	18,599	41.0	5.0	2,850,529	1,201,751	42.2	4.9
Europe total	**188,457**	**78,812**	**41.8**	**21.0**	**11,436,664**	**4,827,890**	**42.2**	**19.7**
China	6,449	1,743	27.0	0.5	369,467	117,930	31.9	0.5
Japan	54,999	12,545	22.8	3.3	3,887,768	756,206	19.5	3.1
Singapore	2,487	2,487	100.0	0.7	145,307	145,307	100.0	0.6
Asia total	**63,935**	**16,775**	**26.2**	**4.5**	**4,402,542**	**1,019,443**	**23.2**	**4.2**
Total global markets	**552,850**	**311,317**	**56.3**	**83.2**	**36,253,365**	**20,879,911**	**57.6**	**85.3**
Regional markets (B)								
Columbus	4,526	3,900	86.2	1.0	325,195	284,146	87.4	1.2
Denver	4,310	4,003	92.9	1.1	269,217	250,674	93.1	1.0
Orlando	3,623	2,946	81.3	0.8	273,894	229,299	83.7	1.0
San Antonio	5,375	4,814	89.6	1.3	262,222	226,247	86.3	0.9
Cincinnati	4,790	3,735	78.0	1.0	252,339	195,150	77.3	0.8
Remaining other regional (15 markets)	54,542	34,706	63.6	9.3	2,998,975	1,911,832	63.7	7.8
Regional markets total	**77,166**	**54,104**	**70.1**	**14.5**	**4,381,842**	**3,097,348**	**70.7**	**12.7**
Other markets (11 markets)	**10,318**	**8,567**	**83.0**	**2.3**	**616,992**	**496,784**	**80.5**	**2.0**
Total operating portfolio - owned and managed	**$ 640,334**	**$ 373,988**	**58.4**	**100.0**	**$ 41,252,199**	**$ 24,474,043**	**59.3**	**100.0**

(A) Prologis share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis share subsequent to the contribution.
(B) Selected and ordered by Prologis share of Gross Book Value ($).

20

Copyright © 2014 Prologis

Operations Overview

Operating Portfolio – Summary by Division

(square feet and dollars in thousands)

Supplemental 3Q 2014

	# of Buildings	Square Feet				Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share %	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated									
Americas	1,344	224,013	217,420	97.1	62.5	95.5	95.5	96.0	95.9
Europe	51	11,658	11,658	100.0	3.3	77.1	77.1	79.9	79.9
Asia	16	4,368	4,368	100.0	1.3	82.3	82.3	82.9	82.9
Total operating portfolio - consolidated	**1,411**	**240,039**	**233,446**	**97.3**	**67.1**	**94.4**	**94.3**	**95.0**	**94.9**
Unconsolidated									
Americas	808	129,489	55,187	42.6	15.9	95.7	95.9	96.4	96.5
Europe	602	140,471	55,199	39.3	15.9	94.9	94.6	95.6	95.3
Asia	51	25,943	3,927	15.1	1.1	97.4	97.4	98.2	98.2
Total operating portfolio - unconsolidated	**1,461**	**295,903**	**114,313**	**38.6**	**32.9**	**95.4**	**95.3**	**96.2**	**95.9**
Total									
Americas	2,152	353,502	272,607	77.1	78.4	95.6	95.6	96.1	96.1
Europe	653	152,129	66,857	43.9	19.2	93.5	91.6	94.4	92.6
Asia	67	30,311	8,295	27.4	2.4	95.2	89.4	96.0	90.1
Total operating portfolio - owned and managed	**2,872**	**535,942**	**347,759**	**64.9**	**100.0**	**95.0**	**94.7**	**95.6**	**95.2**
Value added properties - consolidated	4	1,065	1,065	100.0		21.9	21.9	50.4	50.4
Value added properties - unconsolidated	33	5,848	2,096	35.8		46.2	46.6	51.8	52.7
Total owned and managed	**2,909**	**542,855**	**350,920**	**64.6**		**94.3**	**94.2**	**95.1**	**94.9**

	Third Quarter NOI				Gross Book Value			
	Owned and Managed	Prologis Share (A) $	Prologis Share (A) %	% of Total	Owned and Managed	Prologis Share $	Prologis Share %	% of Total
Consolidated								
Americas	$219,479	$211,539	96.4	56.6	$14,971,566	$14,461,506	96.6	59.1
Europe	10,520	10,520	100.0	2.8	715,216	715,216	100.0	2.9
Asia	4,277	4,277	100.0	1.1	415,042	415,042	100.0	1.7
Total operating portfolio - consolidated	**$234,276**	**$226,336**	**96.6**	**60.5**	**$16,101,824**	**$15,591,764**	**96.8**	**63.7**
Unconsolidated								
Americas	$150,391	$58,776	39.1	15.7	$9,367,638	$3,678,601	39.3	15.0
Europe	196,009	76,378	39.0	20.4	11,795,237	4,599,277	39.0	18.8
Asia	59,658	12,498	20.9	3.4	3,987,500	604,401	15.2	2.5
Total operating portfolio - unconsolidated	**$406,058**	**$147,652**	**36.4**	**39.5**	**$25,150,375**	**$8,882,279**	**35.3**	**36.3**
Total								
Americas	$369,870	$270,315	73.1	72.3	$24,339,204	$18,140,107	74.5	74.1
Europe	206,529	86,898	42.1	23.2	12,510,453	5,314,493	42.5	21.7
Asia	63,935	16,775	26.2	4.5	4,402,542	1,019,443	23.2	4.2
Total operating portfolio - owned and managed	**$640,334**	**$373,988**	**58.4**	**100.0**	**$41,252,199**	**$24,474,043**	**59.3**	**100.0**
Value added properties - consolidated	192	192	100.0		53,844	53,844	100.0	
Value added properties - unconsolidated	1,586	583	36.8		344,267	121,754	35.4	
Total owned and managed	**$642,112**	**$374,763**	**58.4**		**$41,650,310**	**$24,649,641**	**59.2**	

(A) Prologis share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis share subsequent to the contribution.

21

Copyright © 2014 Prologis

Supplemental 3Q 2014

Operations Overview

Customer Information – Owned and Managed

(square feet and dollars in thousands)

1 DHL 1 .9 10,272 2014 remaining

2 CEVA Logistics 1 .3 6,814 2015

3 Kuehne + Nagel 1 2 5 951 2016

Top Customers Lease Expirations - Operating Portfolio - Owned and Managed

% of Annual Year

Base Rent

Net Effective Rent

% of Total $ Per Sq Ft

18 8

5 .16

4 .87

4 82

1 6.8

Total

Square Feet

Occupied

Sq Ft $

8 ,793

8 9,000

$ 45,415

433,185

1 .8

1.2 5,951 101 175 487 760

4 Geodis 1 .2 5,974 2017

5 Wal-Mart Stores 0 .9 4,852 2018

6 Amazon.com 0 .9 4,440 Thereafter

7 Nippon Express Group 0 .9 2,869 499,589 100.0 5.18

8 Home Depot 0 .8 4,177 Month to month

9 FedEx Corporation 0 .8 2,461 Total 509,055

$ 2,585,666

5 .27

5 .61

1 7.9

1 2.9

3 1.8

9 ,466

18.8

5 .12

4.82

461,730

334,750

822,826

1 01,175 487,760

1 46,797

9 0,258

6 3,566

10 United States Government 0 .7 1,417

1 0.6 49,227

11 Tesco 0 .7 3,172

12 Hitachi 0 .7 2,062

13 PepsiCo 0 .6 4,076 2014 remaining 5 ,057

14 DB Schenker 0 .6 3,213 2015 57,993

15 ND 0 5 2 900 2016 65 645

Lease Expirations - Operating Portfolio - Prologis Share

Net Effective Rent

$ $ Per Sq Ft

Top 10 Customers

% of Total

1 .5

1 7.1

18 8

4 .75

4 .53

4 40

Year

Occupied

Sq Ft

$ 24,004

262,631

Logistics 0.5 2,900 6 5,645 288 570

16 Panalpina 0 .5 2,075 2017 58,420

17 Ingram Micro 0 .5 2,840 2018 41,022

18 Bayerische Motoren Werke AG (BMW) 0 .5 2,273 Thereafter 94,279

19 UPS 0 .4 2,314 322,416 4 .77

20 LG 0 .4 2,540 Month to month 6,826

21 La Poste 0.4 1,619 Total 329,242

$ 1,536,473 1 00.0

1 3.2

3 1.6

4 .93

5 .15

18.8

1 7.8 4 .69

4.40

485,340

202,140

288,570

273,788

, ,

22 Con-Way (Menlo Worldw ide Logistics) 0 .4 2,651

23 Schneider Electric 0 .4 1,487

24 UTi 0 .4 2,048

25 Rhenus AG & CO KG 0 .4 1,869

Top 25 Customers 1 8.0 86,366

22 Copyright © 2014 Prologis

Capital Deployment

Overview – Owned and Managed

(in millions) Supplemental 3Q 2014

Development Starts (TEI)

$2,000

$1,771

$1,600 $1,553

$1,308

$1,200

$1,017

$800

$400

$-

2011 2012 2013 YTD 2014

Development Stabilizations

$2,000

$1,600

$1,401

$1,200

$858

$800 $772

$400 $280

$-

2011 2012 2013 YTD 2014

Value Creation $26 $184 $426 $199

Building Acquisitions

$1,600 $1,391 $1,200

Land Portfolio

$800 $400 $- $311 $544 $1,053

2011 2012 2013 YTD 2014

$2,500

$2,040

$2,000 $1,894

$1,774

$1,585

$1,500

$1,000

$500

$-

12/31/2011 12/31/2012 12/31/2013 9/30/14

Americas Europe Asia

Copyright © 2014 Prologis

Capital Deployment

Value Creation from Development Stabilization

Supplemental 3Q 2014

(square feet and dollars in thousands)

	Q3 2014					YTD 2014				
	Square Feet	Leased % at Start	Owned and Managed	TEI Prologis Share ($)	Prologis Share (%)	Square Feet	Leased % at Start	Owned and Managed	TEI Prologis Share ($)	Prologis Share (%)
Americas										
U.S.										
Central	767	100.0	$ 28,161	$ 28,161	100.0	3,643	74.3	$ 150,211	$ 150,211	100.0
East	1,036	86.5	120,626	117,398	97.3	1,326	89.5	150,762	147,534	97.9
Northwest	348	30.7	29,985	29,985	100.0	348	30.7	29,985	29,985	100.0
Southwest	-	-	-	-	-	1,613	20.2	100,523	100,523	100.0
Canada	-	-	-	-	-	-	-	-	-	-
Mexico	387	0.0	26,688	26,688	100.0	1,141	0.0	71,844	63,374	88.2
Brazil	-	-	-	-	-	665	0.0	61,431	22,806	37.1
Americas total	**2,538**	**69.7**	**205,460**	**202,232**	**98.4**	**8,736**	**49.5**	**564,756**	**514,433**	**91.1**
Europe										
Northern	-	-	-	-	-	120	100.0	9,590	3,048	31.8
Southern	-	-	-	-	-	1,192	81.6	70,750	54,804	77.5
Central	271	100.0	15,151	15,151	100.0	885	73.1	54,617	54,617	100.0
United Kingdom	-	-	-	-	-	336	100.0	39,787	39,787	100.0
Europe total	**271**	**100.0**	**15,151**	**15,151**	**100.0**	**2,533**	**81.9**	**174,744**	**152,256**	**87.1**
Asia										
Japan	-	-	-	-	-	619	27.0	79,145	79,145	100.0
China	-	-	-	-	-	660	68.4	37,321	5,598	15.0
Singapore	17	100.0	2,048	2,048	100.0	17	100.0	2,048	2,048	100.0
Asia total	**17**	**100.0**	**2,048**	**2,048**	**100.0**	**1,296**	**49.1**	**118,514**	**86,791**	**73.2**
Total	**2,826**	**72.8**	**$ 222,659**	**$ 219,431**	**98.6**	**12,565**	**56.0**	**$ 858,014**	**$ 753,480**	**87.8**

	Q3 2014	YTD 2014
Weighted average estimated stabilized yield	7.0%	7.6%
Pro forma NOI	$15,620	$64,830
Weighted average estimated cap rate at stabilization	5.7%	6.1%
Estimated value creation	$57,128	$199,110
Estimated development margin	25.7%	23.2%
Prologis share of estimated value creation ($)	**$56,921**	**$189,646**
Prologis share of estimated value creation (%)	**99.6%**	**95.2%**

24

Copyright © 2014 Prologis

Capital Deployment

Development Starts

Supplemental 3Q 2014

(square feet and dollars in thousands)

	Q3 2014					YTD 2014				
			TEI					TEI		
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas										
U.S.										
Central	596	47.0	$ 36,741	$ 36,741	100.0	1,783	19.2	$ 99,567	$ 99,567	100.0
East	2,110	100.0	97,369	97,369	100.0	3,429	61.5	183,193	183,193	100.0
Northwest	-	-	-	-	-	707	15.1	50,333	50,333	100.0
Southwest	1,141	0.0	75,134	75,134	100.0	1,141	0.0	75,134	75,134	100.0
Canada	154	0.0	13,291	13,291	100.0	154	0.0	13,291	13,291	100.0
Mexico	925	0.0	62,060	62,060	100.0	1,426	35.1	93,360	93,360	100.0
Brazil	-	-	-	-	-	-	-	-	-	-
Americas total	**4,926**	**48.5**	**284,595**	**284,595**	**100.0**	**8,640**	**35.4**	**514,878**	**514,878**	**100.0**
Europe										
Northern	657	40.5	47,810	47,810	100.0	735	36.2	55,038	50,084	91.0
Southern	139	100.0	16,734	16,734	100.0	139	100.0	16,734	16,734	100.0
Central	-	-	-	-	-	1,265	23.6	83,580	83,580	100.0
United Kingdom	341	0.0	42,883	42,883	100.0	704	31.8	113,799	113,799	100.0
Europe total	**1,137**	**35.6**	**107,427**	**107,427**	**100.0**	**2,843**	**32.6**	**269,151**	**264,197**	**98.2**
Asia										
Japan	1,425	19.7	209,072	209,072	100.0	2,476	11.3	362,518	362,518	100.0
China	1,569	0.0	96,454	14,468	15.0	2,765	15.1	161,825	24,274	15.0
Singapore	-	-	-	-	-	-	-	-	-	-
Asia total	**2,994**	**9.4**	**305,526**	**223,540**	**73.2**	**5,241**	**13.3**	**524,343**	**386,792**	**73.8**
Total	**9,057**	**34.0**	**$ 697,548**	**$ 615,562**	**88.2**	**16,724**	**28.0**	**$ 1,308,372**	**$ 1,165,867**	**89.1**

	Q3 2014	YTD 2014
Weighted average estimated stabilized yield	7.1%	7.2%
Pro forma NOI	$49,518	$94,036
Weighted average estimated cap rate at stabilization	5.9%	6.0%
Estimated value creation	$133,424	$254,067
Estimated development margin	19.1%	19.4%
Prologis share of estimated value creation ($)	**$116,902**	**$225,756**
Prologis share of estimated value creation (%)	**87.6%**	**88.9%**
% BTS (based on Prologis share)	28.8%	23.5%

25

Copyright © 2014 Prologis

Capital Deployment

Development Portfolio

Supplemental 3Q 2014

(square feet and dollars in thousands)

	Pre-Stabilized Developments				Under Development: 2014 Expected Completion			Under Development: 2015 and Thereafter Expected Completion			Total Development Portfolio				
			TEI			TEI			TEI				TEI		
	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas															
U.S.															
Central	144	26.4	$9,070	$9,070	2,648	$117,983	$117,983	927	$56,620	$56,620	3,719	63.6	$183,673	$183,673	100.0
East	1,817	24.7	176,004	176,004	136	15,012	15,012	3,544	192,683	192,683	5,497	49.0	383,699	383,699	100.0
Northwest	402	64.1	22,715	22,715	208	14,087	14,087	392	23,648	23,648	1,002	25.7	60,450	60,450	100.0
Southwest	427	0.0	27,163	27,163	954	69,053	69,053	1,141	75,134	75,134	2,522	1.8	171,350	171,350	100.0
Canada	378	100.0	39,831	39,831	532	56,829	56,829	154	13,291	13,291	1,064	35.6	109,951	109,951	100.0
Mexico	232	0.0	13,779	13,779	570	36,097	36,097	1,427	93,572	93,572	2,229	22.5	143,448	143,448	100.0
Brazil	1,540	34.6	143,878	43,067	-	-	-	-	-	-	1,540	34.6	143,878	43,067	29.9
Americas total	**4,940**	**33.5**	**432,440**	**331,629**	**5,048**	**309,061**	**309,061**	**7,585**	**454,948**	**454,948**	**17,573**	**38.5**	**1,196,449**	**1,095,638**	**91.6**
Europe															
Northern	-	-	-	-	242	25,156	20,616	657	47,810	47,810	899	29.6	72,966	68,426	93.8
Southern	-	-	-	-	262	17,951	8,976	488	43,199	43,199	750	100.0	61,150	52,175	85.3
Central	289	76.6	14,852	14,852	533	34,021	34,021	322	21,453	21,453	1,144	44.1	70,326	70,326	100.0
United Kingdom	537	42.2	64,272	64,272	139	33,840	33,840	1,559	211,563	211,563	2,235	64.6	309,675	309,675	100.0
Europe total	**826**	**54.3**	**79,124**	**79,124**	**1,176**	**110,968**	**97,453**	**3,026**	**324,025**	**324,025**	**5,028**	**59.0**	**514,117**	**500,602**	**97.4**
Asia															
Japan	747	20.3	84,025	84,025	396	44,901	44,901	4,267	591,794	591,794	5,410	23.0	720,720	720,720	100.0
China	560	10.7	28,110	9,003	-	-	-	6,146	366,278	54,942	6,706	7.1	394,388	63,945	16.2
Singapore	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Asia total	**1,307**	**16.2**	**112,135**	**93,028**	**396**	**44,901**	**44,901**	**10,413**	**958,072**	**646,736**	**12,116**	**14.2**	**1,115,108**	**784,665**	**70.4**
Total	**7,073**	**32.7**	**$623,699**	**$503,781**	**6,620**	**$464,930**	**$451,415**	**21,024**	**$1,737,045**	**$1,425,709**	**34,717**	**33.0**	**$2,825,674**	**$2,380,905**	**84.3**
Cost to complete			$ 68,742	$ 53,150		$ 93,469	$ 90,310		$ 964,548	$ 790,033			$ 1,126,759	$ 933,493	
Percent build to suit (based on Prologis share)				0.0%			23.3%			32.0%				23.6%	
Weighted average estimated stabilized yield															
Americas			7.9%			6.8%			7.3%				7.4%		
Europe			8.4%			8.1%			7.0%				7.4%		
Asia			6.9%			6.9%			6.9%				6.9%		
Total			7.8%			7.1%			7.0%				7.2%		

Pro forma NOI	$ 202,908
Weighted average estimated cap rate at stabilization	5.9%
Estimated value creation	$ 586,113
Estimated development margin	20.7%
Prologis share of estimated value creation	**$ 515,139**
Prologis share of estimated value creation	87.9%

26
Copyright © 2014 Prologis

Capital Deployment

Third Party Building Acquisitions and Equity Invested in Co-Investment Ventures

(square feet and dollars in thousands)

Supplemental 3Q 2014

	Q3 2014					YTD 2014				
	Square Feet	Prologis Share of Square Feet	Owned and Managed Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%)	Square Feet	Prologis Share of Square Feet	Owned and Managed Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%)
Third Party Building Acquisitions										
Americas										
Prologis wholly owned	448	448	$ 39,774	$ 39,774	100.0	1,004	1,004	$ 84,595	$ 84,595	100.0
Prologis Targeted U.S. Logistics Fund	1,659	411	107,100	26,560	24.8	2,492	627	164,466	41,350	25.1
FIBRA Prologis	57	26	2,805	1,262	45.0	57	26	2,805	1,262	45.0
Total Americas	**2,164**	**885**	**149,679**	**67,596**	**45.2**	**3,553**	**1,657**	**251,866**	**127,207**	**50.5**
Europe										
Prologis Targeted Europe Logistics Fund	964	417	124,900	54,020	43.3	1,166	505	171,320	74,148	43.3
Prologis European Properties Fund II	4,046	1,260	292,634	91,126	31.1	5,197	1,626	377,144	117,983	31.3
Prologis Europe Logistics Venture 1	180	27	10,305	1,546	15.0	180	27	10,305	1,546	15.0
Prologis European Logistics Partners	2,341	1,171	306,259	153,130	50.0	6,029	3,015	580,671	290,336	50.0
Total Europe	**7,531**	**2,875**	**734,098**	**299,822**	**40.8**	**12,572**	**5,173**	**1,139,440**	**484,013**	**42.5**
Asia	-	-	-	-	-	-	-	-	-	-
Total Third Party Building Acquisitions	**9,695**	**3,760**	**$ 883,777**	**$ 367,418**	**41.6**	**16,125**	**6,830**	**$ 1,391,306**	**$ 611,220**	**43.9**
Weighted average stabilized cap rate				**6.1%**					**6.4%**	

	Q3 2014			YTD 2014		
	Ownership			Ownership		
	Before	After	Total Equity Invested	Before	After	Total Equity Invested
Equity Invested in Co-Investment Ventures						
Prologis North American Industrial Fund	41.9%	63.3%	$ 357,470	23.1%	63.3%	$ 632,136
Total Equity Invested in Co-Investment Ventures			**$ 357,470**			**$ 632,135**

27

Copyright © 2014 Prologis

Capital Deployment

Dispositions and Contributions

(square feet and dollars in thousands)

Supplemental 3Q 2014

	Q3 2014					YTD 2014				
	Square Feet	Prologis Share of Square Feet	Owned and Managed Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)	Square Feet	Prologis Share of Square Feet	Owned and Managed Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	4,960	4,960	$ 213,580	$ 213,580	100.0	12,637	12,637	$ 577,057	$ 577,057	100.0
Prologis AMS (B)	-	-	-	-	-	748	288	64,501	24,868	38.6
Prologis Targeted U.S. Logistics Fund	-	-	-	-	-	708	182	52,316	13,478	25.8
Prologis North American Industrial Fund	239	100	13,300	5,571	41.9	838	325	42,720	16,709	39.1
Total Americas	**5,199**	**5,060**	**226,880**	**219,151**	**96.6**	**14,931**	**13,432**	**736,594**	**632,112**	**85.8**
Europe										
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	33	14	4,155	1,802	43.4
Prologis European Logistics Partners	-	-	-	-	-	594	297	56,925	28,462	50.0
Total Europe	**-**	**-**	**-**	**-**	**-**	**627**	**311**	**61,080**	**30,264**	**49.5**
Asia										
Prologis wholly owned	895	895	133,047	133,047	100.0	1,278	1,278	183,310	183,310	100.0
Total Asia	**895**	**895**	**133,047**	**133,047**	**100.0**	**1,278**	**1,278**	**183,310**	**183,310**	**100.0**
Total Third Party Building Dispositions	**6,094**	**5,955**	**$ 359,927**	**$ 352,198**	**97.9**	**16,836**	**15,021**	**$ 980,984**	**$ 845,686**	**86.2**
Building Contributions to Co-Investment Ventures										
Americas (C)										
Prologis U.S. Logistics Venture (B)	-	-	$ -	$ -	-	12,797	12,797	$ 1,008,310	$ 453,366	45.0
Total Americas	**-**	**-**	**-**	**-**	**-**	**12,797**	**12,797**	**1,008,310**	**453,366**	**45.0**
Europe										
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	167	167	26,257	14,872	56.6
Total Europe	**-**	**-**	**-**	**-**	**-**	**167**	**167**	**26,257**	**14,872**	**56.6**
Asia										
Nippon Prologis REIT	2,390	2,390	442,554	376,171	85.0	2,390	2,390	442,554	376,171	85.0
Total Asia	**2,390**	**2,390**	**442,554**	**376,171**	**85.0**	**2,390**	**2,390**	**442,554**	**376,171**	**85.0**
Total Contributions to Co-Investment Ventures	**2,390**	**2,390**	**$ 442,554**	**$ 376,171**	**85.0**	**15,354**	**15,354**	**$ 1,477,121**	**$ 844,409**	**57.2**
Total Building Dispositions and Contributions	**8,484**	**8,345**	**$ 802,481**	**$ 728,369**	**90.8**	**32,190**	**30,375**	**$ 2,458,105**	**$ 1,690,095**	**68.8**
Land dispositions			38,084	38,084	100.0			98,458	97,728	99.3
Other real estate dispositions			-	-	-			46,513	46,513	100.0
Grand Total Dispositions and Contributions			**$ 840,565**	**$ 766,453**	**91.2**			**$ 2,603,076**	**$ 1,834,336**	**70.5**
Weighted average stabilized cap rate on building dispositions and contributions				**6.0%**					**6.3%**	

(A) For contributions, this amount reflects cash proceeds to Prologis, net of units received for partial consideration.
(B) This is a consolidated co-investment venture.
(C) In June 2014, we completed the initial public offering for FIBRA Prologis, a Mexican real estate investment trust, on the Mexican Stock Exchange. We received equity units of FIBRA Prologis in exchange for our investment in 177 properties aggregating 29.7 million square feet. The portfolio of properties was purchased by FIBRA Prologis from us and two of our co-investment ventures (Mexico Fondo Logistico, a consolidated venture, and Prologis Mexico Industrial Fund, an unconsolidated venture). Our ownership in FIBRA Prologis is approximately 45%.

28
Copyright © 2014 Prologis

Capital Deployment

Land Portfolio – Owned and Managed

(square feet and dollars in thousands)

Supplemental 3Q 2014

Land by Market	Acres				Current Book Value			
	Owned and Managed	Prologis Share Acres	Prologis Share (%)	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global markets								
U.S.								
Atlanta	567	567	100.0	7,910	$ 26,644	$ 26,644	100.0	1.6
Baltimore/Washington	39	39	100.0	400	1,581	1,581	100.0	0.1
Central Valley	1,144	1,144	100.0	20,560	49,752	49,752	100.0	3.1
Central & Eastern PA	222	222	100.0	2,958	28,305	28,305	100.0	1.8
Chicago	510	510	100.0	9,479	37,179	37,179	100.0	2.3
Dallas/Ft. Worth	591	591	100.0	10,058	49,366	49,366	100.0	3.1
Houston	70	70	100.0	1,112	8,471	8,471	100.0	0.5
New Jersey/New York City	148	148	100.0	2,356	65,213	65,213	100.0	4.0
South Florida	316	316	100.0	5,629	156,732	156,732	100.0	9.7
Southern California	670	670	100.0	13,232	121,170	121,170	100.0	7.5
Canada	196	196	100.0	3,764	60,151	60,151	100.0	3.7
Mexico								
Guadalajara	50	50	100.0	1,066	12,818	12,818	100.0	0.8
Mexico City	97	97	100.0	1,816	44,892	44,892	100.0	2.8
Monterrey	156	156	100.0	2,869	32,982	32,982	100.0	2.0
Brazil	573	217	37.9	9,452	162,885	68,667	42.2	4.2
Americas total	**5,349**	**4,993**	**93.3**	**92,661**	**858,141**	**763,923**	**89.0**	**47.2**
Belgium	27	27	100.0	526	9,818	9,818	100.0	0.6
Czech Republic	258	258	100.0	4,303	53,923	53,923	100.0	3.3
France	449	449	100.0	8,012	73,808	73,808	100.0	4.6
Germany	70	70	100.0	1,443	17,251	17,251	100.0	1.1
Italy	107	107	100.0	2,451	31,122	31,122	100.0	1.9
Netherlands	56	56	100.0	1,538	49,315	49,315	100.0	3.0
Poland	665	665	100.0	12,922	77,419	77,419	100.0	4.8
Spain	137	119	86.9	2,871	26,758	21,666	81.0	1.4
United Kingdom	645	645	100.0	10,101	254,372	254,372	100.0	15.7
Europe total	**2,414**	**2,396**	**99.3**	**44,167**	**593,786**	**588,694**	**99.1**	**36.4**
China	198	45	22.7	5,419	73,757	18,516	25.1	1.1
Japan	33	33	100.0	1,307	52,461	52,461	100.0	3.3
Asia total	**231**	**78**	**33.8**	**6,726**	**126,218**	**70,977**	**56.2**	**4.4**
Total global markets	**7,994**	**7,467**	**93.4**	**143,554**	**1,578,145**	**1,423,594**	**90.2**	**88.0**
Regional markets (A)								
Hungary	335	335	100.0	5,604	36,491	36,491	100.0	2.3
Central Florida	122	122	100.0	1,768	25,959	25,959	100.0	1.6
Juarez	148	148	100.0	2,759	15,214	15,214	100.0	0.9
Slovakia	97	84	86.6	2,121	16,241	14,480	89.2	0.9
Reynosa	196	196	100.0	3,460	12,220	12,220	100.0	0.8
Remaining other regional (10 markets)	468	468	100.0	8,011	32,627	32,627	100.0	2.0
Total regional markets	**1,366**	**1,353**	**99.0**	**23,723**	**138,752**	**136,991**	**98.7**	**8.5**
Total other markets (7 markets)	**675**	**675**	**100.0**	**11,205**	**57,310**	**57,310**	**100.0**	**3.5**
Total land portfolio - owned and managed	**10,035**	**9,495**	**94.6**	**178,482**	**$ 1,774,207**	**$ 1,617,895**	**91.2**	**100.0**
Original Cost Basis					**$ 2,581,537**	**$ 2,438,209**		

(A) Ordered by our share of current book value.

29

Copyright © 2014 Prologis

Supplemental 3Q 2014

Capital Deployment

Land Portfolio – Summary and Roll Forward

(dollars in thousands)

Owned and

Managed

Prologis

Share

% of

Total

Owned and

Managed

Prologis

Share

% of

Total

Central 1,462 1,462 15.4 $ 106,706 $ 106,706 6.6

East 1,829 1,829 19.2 336,061 336,061 20.8

Acres Current Book Value

Land Portfolio Summary

U.S.

Americas

Northw est 1,336 1,336 14.1 61,637 61,637 3.8

Southwest 762 762 8.0 129,833 129,833 8.0

Canada 196 196 2.1 60,151 60,151 3.7

681 681 7.2 123,849 123,849 7.7

Brazil 573 217 2.3 162,885 68,667 4.2

Total Americas 6,839 6,483 68.3 981,122 886,904 54.8

Europe

Mexico

Central 1,445 1,432 15.1 190,792 189,031 11.7

Northern 182 182 1.9 90,015 90,015 5.6

Southern 693 675 7.1 131,688 126,596 7.8

United Kingdom 645 645 6.8 254,372 254,372 15.7

2,965 2,934 30.9 666,867 660,014 40.8

198 45 0 5 73 757 18 516 1 1

Total Europe

Asia

China

0.5 73,757 18,516 1.1

Japan 33 33 0.3 52,461 52,461 3.3

Total Asia 231 78 0.8 126,218 70,977 4.4

10,035 9,495 100.0 $ 1,774,207 $ 1,617,895 100.0

Estimated Build Out (in TEI) $ 1 0,800,000

Americas Europe Asia Total

Total land portfolio - owned and managed

Land Roll Forward - Owned and Managed

$ 9 80,162 $ 6 20,104 $ 152,792 $ 1 ,753,058

Acquisitions 93,951 120,455 32,087 246,493

Dispositions (34,586) - - (34,586)

Development starts (65,743) (37,029) (52,874) (155,646)

Infrastructure costs 29,990 7,281 1,616 38,887

Effect of changes in foreign exchange rates and other (22,652) (43,944) (7,403) (73,999)

As of June 30, 2014

Copyright © 2014 Prologis

As of September 30, 2014 $ 9 81,122 $ 6 66,867 $ 126,218 $ 1 ,774,207

Capitalization

Overview

Assets Under Management

(in millions)

$30,484 $50,179 $50,179 $19,066

$60,000

Investment Capacity

$3,260

$50,000

Asia

12.8%

Investors’ share

$40,000 AUM Strategic of ventures Europe

Capital $29,139 $16,435 26.6%

$30,000 Prologis share

of ventures

Debt

$11,418 $9,444 Total

Enterprise Other

$20,000 Value Yen 2.6%

Direct owned $30,484 Americas 1.2%

and other Euro

Equity $21,040 60.6% 7.2%

$19,066

$10,000 U.S. Dollar

89.0%

$-

Total Enterprise Value Assets Under Management Total AUM by Division Net Equity

Debt Metrics (A)

2014 2014

Third Quarter Second Quarter

Debt as % of gross real estate assets 38.7% 37.5%

Secured debt as % of gross real estate assets 10.4% 10.4%

Unencumbered gross real estate assets to unsecured debt 255.7% 267.7%

Fixed charge coverage ratio 3.42x 3.02x

Fixed charge coverage ratio, including development gains 4.01x 3.35x

Debt/Adjusted EBITDA 7.25X 7.35X

Debt/Adjusted EBITDA, including development gains 6.19x 6.61x

Debt/Adjusted EBITDA (adjusted for development) 6.21x 6.16x

Investment Ratings at September 30, 2014 (B)

Moody’s Baa1 (Outlook Stable)

Standard & Poor’s BBB+ (Outlook Stable)

(A) These calculations are included in the Notes and Definitions section, and are not calculated in accordance with the applicable SEC rules.

(B) A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

Unsecured 74%

Fixed vs. Floating

Fixed 85%

Unencumbered Assets-Prologis Share

(in billions)

CIP and Other

Land $3.0 $0.4

Operating

Properties

$18.2

Secured & Unsecured Debt-Prologis Share

Secured

26%

Floating

15%

Copyright © 2014 Prologis

Capitalization

Debt Summary

Supplemental 3Q 2014

(dollars in millions)

	Prologis										Prologis Share		
	Unsecured												
Maturity	Senior	Exchangeable	Credit Facilities (A)	Other (A)	Secured Mortgage	Total	Consolidated Entities	Total Consolidated	Unconsolidated Entities	Total	($)	% of Debt Maturing	Wtd. Avg. Interest Rate (B)
2014	$ -	$ -	$ -	$1	$16	$17	$2	$19	$47	$66	$33	0.3	2.8%
2015	-	460	-	1	10	471	4	475	861	1,336	721	6.3	3.7%
2016	-	-	-	1	311	312	3	315	1,483	1,798	950	8.3	5.1%
2017	377	-	-	1	227	605	1	606	628	1,234	893	7.8	5.0%
2018	262	-	742	1	111	1,116	1	1,117	1,428	2,545	1,563	13.7	2.7%
2019	693	-	-	629	285	1,607	2	1,609	744	2,353	1,833	16.2	3.3%
2020	375	-	-	1	6	382	2	384	924	1,308	682	6.0	5.4%
2021	500	-	-	373	11	884	2	886	1,007	1,893	1,137	10.0	2.9%
2022	881	-	-	1	7	889	3	892	571	1,463	1,050	9.2	3.1%
2023	850	-	-	1	7	858	1	859	127	986	878	7.7	4.2%
2024	881	-	-	1	128	1,010	1	1,011	-	1,011	1,011	8.9	3.9%
Thereafter	629	-	-	7	-	636	4	640	-	640	640	5.6	3.0%
Subtotal	**5,448**	**460**	**742**	**1,018**	**1,119**	**8,787**	**26**	**8,813**	**7,820**	**16,633**	**11,391**	**100.0**	
Unamortized net premiums (discounts)	(5)	(8)	-	-	23	10	-	10	45	55	27		
Subtotal	**5,443**	**452**	**742**	**1,018**	**1,142**	**8,797**	**26**	**8,823**	**7,865**	**16,688**	**$ 11,418**		**3.7%**
Third party share of debt	-	-	-	-	-	-	(9)	(9)	(5,261)	(5,270)			
Prologis share of debt	**$5,443**	**$452**	**$742**	**$1,018**	**$1,142**	**$8,797**	**$17**	**$8,814**	**$2,604**	**$11,418**			
Prologis share of debt by local currency (C)													
Dollars	$2,979	$452	$480	$16	$1,128	$5,055	$13	$5,068	$1496		$6,564		
Euro	2,372	-	157	629	14	3,172	4	3,176	588		3,764		
GBP	-	-	105	-	-	105	-	105	283		388		
Yen	92	-	-	373	-	465	-	465	225		690		
Other	-	-	-	-	-	-	-	-	12		12		
Prologis share of debt	**$5,443**	**$452**	**$742**	**$1,018**	**$1,142**	**$8,797**	**$17**	**$8,814**	**$2,604**		**$11,418**		
Weighted average GAAP interest rate (D)	3.9%	3.3%	1.1%	1.3%	5.9%	3.6%	4.0%	3.6%	4.2%		3.7%		
Weighted average remaining maturity in years	7.4	0.5	3.8	5.6	4.1	6.1	9.3	6.1	3.8		5.6		

Near Term Maturities	Prologis Share of Debt	Wtd Avg Interest Rate
Q4 2014	$33	2.8%
Q1 2015	474	3.2%
Q2 2015	75	4.6%
Q3 2015	97	5.3%
Total next 12 months	$679	3.7%

Liquidity	
Aggregate lender commitments- credit facilities	$2,840
Less:	
Borrowings outstanding	742
Outstanding letters of credit	45
Current availability- credit facilities	$2,053
Multi-currency term loan net availability	-
Unrestricted cash	312
Total liquidity	$2,365

(A) The maturity date for the global senior credit facility and multi-currency term loan is reflected at the extended maturity date.
(B) Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums (discounts) associated with the respective debt were included in the maturities by year.
(C) We hedge the net assets of certain international subsidiaries using foreign currency forward contracts (net investment hedges) to offset economic exposure by locking in forward exchange rates. As of September 30, 2014 we had contracts with a notional amount of €600.0 million ($800.0 million), ¥24.1 billion ($250 million) and £237.8 million ($400.0 million), scheduled to mature in 2015 through 2018.
(D) Interest rate is based on the effective rate and weighted based on borrowings outstanding.

32
Copyright © 2014 Prologis

Capitalization

Debt Covenants and Other Metrics

Supplemental 3Q 2014

(dollars in thousands)

Covenants as of September 30, 2014 (A)

	Indenture (B)		Global Line	
	Covenant	Actual	Covenant	Actual
Leverage ratio	<60%	32.9%	<60%	33.0%
Fixed charge coverage ratio	>1.5x	4.55x	>1.5x	4.14x
Secured debt leverage ratio	<40%	4.3%	< 40%	4.3%
Unencumbered asset to unsecured debt ratio	>150%	237.0%	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	523.0%

Encumbrances as of September 30, 2014

	Unencumbered	Encumbered	Total
Consolidated operating properties	$ 13,315,262	$2,840,406	$ 16,155,668
Consolidated development portfolio and land	2,834,491	15,569	2,850,060
Consolidated other investments in real estate	445,888	14,966	460,854
Total consolidated	16,595,641	2,870,941	19,466,582
Less: third party share of investments in real estate	492,457	35,451	527,908
Total consolidated - Prologis share	16,103,184	2,835,490	18,938,674
Unconsolidated operating properties - Prologis share	5,384,525	3,619,508	9,004,033
Unconsolidated development portfolio and land - Prologis share	147,511	6,508	154,019
Gross real estate assets - Prologis share	$ 21,635,220	$ 6,461,506	$ 28,096,726

Secured and Unsecured Debt as of September 30, 2014

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 7,668,037	$ 1,118,989	$ 8,787,026
Consolidated entities debt	-	26,059	26,059
Our share of unconsolidated entities debt	791,852	1,794,948	2,586,800
Total debt - at par	8,459,889	2,939,996	11,399,885
Less: third party share of consolidated debt	-	(8,575)	(8,575)
Total Prologis share of debt - at par	8,459,889	2,931,421	11,391,310
Premium (discount) - consolidated	(12,921)	22,788	9,867
Less: third party share of consolidated debt discount (premium)	-	-	-
Our share of premium (discount) - unconsolidated	-	17,214	17,214
Total Prologis share of debt, net of premium (discount)	$ 8,446,968	$ 2,971,423	$ 11,418,391

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions and calculation methods.

(B) These covenants are calculated in accordance with the Indenture dated June 8, 2011 and its supplemental indentures, including the Fifth Supplemental Indenture dated August 15, 2013.

33

Copyright © 2014 Prologis

Net Asset Value

Components

(in thousands, except for percentages and per square foot) Supplemental 3Q 2014

Operating

Third Quarter Third Quarter Annualized

Gross Book GBV per Adjusted Cash Adjusted Cash Adjusted Cash Percent

Square Feet Value Sq Ft NOI (Actual) NOI (Pro Forma) NOI Occupied

CONSOLIDATED OPERATING PORT FOLIO (Prologis Share)

Prologis interest in consolidated operating portfolio

Americas 217,420 $ 14,461,506 $ 67 $ 220,051 $ 220,051 $ 880,204 95.5%

Europe 11,658 715,216 61 11,639 11,639 46,556 77.1%

Asia 4,368 415,042 95 3,883 3,883 15,532 82.3%

Pro forma adjustment for mid-quarter acquisitions/development completions 1,232 4,928

Prologis share of consolidated operating portfolio 233,446 $ 15,591, 764 $ 67 $ 235,573 $ 236,805 $ 947,220 94.3%

UNCONSOLIDATED OPERATING PORT FOLIO (Prologis Share)

Prologis interest in unconsolidated operating portfolio

Americas 55,187 $ 3,678,601 $ 67 $ 59,246 $ 59,246 $ 236,984 95.9%

Europe 55,199 4,599,277 83 79,101 79,101 316,404 94.6%

Asia 3,927 604,401 154 8,339 8,339 33,356 97.4%

Pro forma adjustment for mid-quarter acquisitions/development completions 987 3,948

Prologis share of unconsolidated operating portfolio 114,313 $8,882,279 $78 $146,686 $147,673 $590,692 95.3%

Total operating portfolio 347,759 $24,474,043 $70 $382,259 $384,478 $1,537,912 94.7%

Development

Investment Annualized Pro Percent

Square Feet Balance TEI TEI per Sq Ft Forma NOI Occupied

CONSOLIDATED (Prologis Share) Prestabilized Americas 3,401 $ 241,227 $ 288,562 $ 85 $ 19,259 18.2%

Europe 826 64,305 79,124 96 6,669 26.8% Asia 878 85,523 89,656 102 5,987 17.3% 19.4%

Properties under development

Americas 12,633 392,092 764,008 60 54,062

Europe 3,862 258,197 410,449 106 29,659

Asia 4,663 275,126 636,695 137 40,125

Prologis share of consolidated development portfolio 26,263 $1,316,470 $2,268,494 $86 $155,761

UNCONSOLIDAT ED (Prologis Share)

Prologis interest in unconsolidated development portfolio

Americas 463 $ 36,050 $ 43,068 $ 93 $ 4,380

Europe 155 7,290 11,029 71 892

Asia 986 26,374 58,314 59 4,574

Prologis share of unconsolidated development portfolio 1,604 $69,714 $112,411 $70 $9,846

Total development portfolio 27,867 $1,386,184 $2,38 0,905 $85 $165,607

Prologis share of estimated value creation (see Capital Deployment—Development Portfolio) 515 , 139

Total development portfolio, including estimated value creation $ 1, 9 0 1, 3 2 3

Copyright © 2014 Prologis

Net Asset Value

Components—Continued

(in thousands) Supplemental 3Q 2014

Balance Sheet and Other Items

As of September 30,

2014

CONSOLIDATED

Other assets

Cash and cash equivalents $ 311,879

Restricted cash 4,306

Deposits, prepaid assets and other tangible assets 650,005

Other real estate investments 460,854

Prologis share of value added operating properties 175,598

Accounts receivable 132,464

Prologis receivable from unconsolidated co-investment ventures 132,364

Investments in and advances to other unconsolidated joint ventures 173,531

Less: third party share of other assets (118,540)

Total other assets—Prologis share $ 1,922,461

Other liabilities

Accounts payable and other current liabilities $ 556,965

Deferred income taxes 77,696

Value added tax and other tax liabilities 32,607

Tenant security deposits 166,822

Other liabilities 278,312

Less: third party share of other liabilities (3,066)

Total liabilities and noncontrolling interests—Prologis share $ 1,109,336

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ 225,118

Land

Investment Balance

Prologis share of original land basis $ 2,438,209

Current book value of land $ 1,551,438

Less: third party share of the current book value of land (17,848)

Prologis share of book value of land in unconsolidated entities 84,305

Total $ 1,617,895

Strategic Capital / Development Management

Third Quarter Annualized

Strategic Capital

Strategic capital income—property and asset management fees $ 41,450 $ $ 165,800

Strategic capital income—leasing commissions, administrative and other transactional fees (trailing 12 months) 12,620 39,184

Strategic capital expenses (A) (24,460) (97,840)

Strategic capital income, net of expenses, from consolidated co-investment ventures 1,331 5,324

Strategic capital NOI $ 30,941 $ 112,468

Promotes earned in last 12 months, net of cash expenses $ 33,478

Development management income $ 5,259 $ 21,036

Debt (at par) and Preferred Stock

As of September 30,

2014

Prologis debt $ 8,787,026

Consolidated entities debt 26,059

Less: third party share of consolidated debt (8,575)

Prologis share of unconsolidated debt 2,586,800

Subtotal debt 11,391,310

Preferred stock 78,235

Total debt and preferred stock $ 11,469,545

Outstanding shares of common stock 499,953

(A) Excludes adjustment related to the promote earned during the second quarter of 2014.

Copyright © 2014 Prologis

Notes and Definitions

Notes and Definitions

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition cost, as presented for building acquisitions, represents the economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) attributable to common stockholders and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity and related amortization). We make adjustments to reflect our economic ownership in each entity, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquire, stabilize or dispose of during the quarter assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Adjusted Cash NOI (Actual). A reconciliation of our rental income and rental expenses included in our Statement of Operations to adjusted cash NOI for the consolidated operating portfolio for purposes of the Net Asset Value calculation is as follows (in thousands):

Rental income $ 355,822

Rental expenses (102,324)

NOI 253,498

Net termination fees and adjustments (a) (1,755)

Less: actual NOI for development portfolio and other (10,608)

Less: properties contributed or sold (b) (6,963)

Less: third party share of NOI (7,836)

Adjusted NOI for consolidated operating portfolio owned at September 30, 2014 226,336

Straight-lined rents (c) (8,412)

Free rent (c) 11,565

Amortization of lease intangibles (c) 6,620

Less: third party share (536)

Third Quarter Adjusted Cash NOI (Actual) $ 235,573

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Pro forma) to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed or sold during the three-month period is removed.

(c) Straight-lined rents, free rent amount, and amortization of lease intangibles (above and below market leases) are removed from rental income for the Operating Portfolio to allow for the calculation of a cash yield.

Adjusted Cash NOI (Pro forma) consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Adjusted Cash NOI (Pro forma) for the properties in our Development Portfolio is based on current Total Expected Investment and an estimated stabilized yield.

Assets Under Management (“AUM”) represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third party investors’ share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

Copyright © 2014 Prologis

Notes and Definitions
(continued)

Supplemental 3Q 2014

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Net earnings (loss)				
Net earnings (loss)	$ 136,245	$ (7,534)	$ 213,626	$ 256,365
Noncontrolling interest attributable to exchangeable partnership units	493	(47)	767	1,446
Gains, net of expenses, associated with exchangeable debt assumed exchanged	(18,658)	-	-	-
Adjusted net earnings (loss) - Diluted	**$ 118,080**	**$ (7,581)**	**$ 214,393**	**$ 257,811**
Weighted average common shares outstanding - Basic	499,292	497,989	499,045	482,007
Incremental weighted average effect on exchange of limited partnership units	1,843	1,859	1,792	3,099
Incremental weighted average effect of stock awards	3,074	-	3,374	3,303
Incremental weighted average effect on exchangeable debt assumed exchanged	11,879	-	-	-
Weighted average common shares outstanding - Diluted	**516,088**	**499,848**	**504,211**	**488,409**
Net earnings (loss) per share - Basic	**$ 0.27**	**($0.02)**	**$ 0.43**	**$ 0.53**
Net earnings (loss) per share - Diluted	**$ 0.23**	**($0.02)**	**$ 0.43**	**$ 0.53**
Core FFO				
Core FFO	$ 244,896	$ 206,895	$ 706,726	$ 598,169
Noncontrolling interest attributable to exchangeable limited partnership units	92	-	149	1,598
Interest expense on exchangeable debt assumed exchanged	4,246	4,235	12,738	12,705
Core FFO - Diluted	**$ 249,234**	**$ 211,130**	**$ 719,613**	**$ 612,472**
Weighted average common shares outstanding - Basic	499,292	497,989	499,045	482,007
Incremental weighted average effect on exchange of limited partnership units	2,040	3,809	1,990	3,299
Incremental weighted average effect of stock awards	3,074	3,285	3,374	3,303
Incremental weighted average effect on exchangeable debt assumed exchanged	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**516,285**	**516,962**	**516,288**	**500,488**
Core FFO per share - Diluted	**$ 0.48**	**$ 0.41**	**$ 1.39**	**$ 1.22**

Debt Metrics. See below for the detailed calculations for the respective period (*dollars in thousands*):

	Three Months Ended Sept. 30 2014	Three Months Ended June 30 2014
Debt as a % of gross real estate assets:		
Total Prologis share of debt - at par	$ 11,391,310	$ 10,869,428
Less: consolidated cash and cash equivalents - Prologis share	(310,416)	(225,598)
Less: unconsolidated entities cash - Prologis share	(219,864)	(192,006)
Total Prologis share of debt, net of adjustments	$ 10,861,030	$ 10,451,824
Gross real estate assets - Prologis share	$ 28,096,726	$ 27,864,671
Debt as a % of gross real estate assets	**38.7%**	**37.5%**
Secured debt as a % of gross real estate assets:		
Prologis share of secured debt - at par	$ 2,931,421	$ 2,895,152
Gross real estate assets - Prologis share	$ 28,096,726	$ 27,864,671
Secured debt as a % of gross real estate assets	**10.4%**	**10.4%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets - Prologis share	$ 21,635,220	$ 21,347,053
Prologis share of unsecured debt - at par	$ 8,459,889	$ 7,974,276
Unencumbered gross real estate assets to unsecured debt	**255.7%**	**267.7%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 368,011	$ 374,039
Pro forma adjustment for mid-quarter activity and NOI from disposed properties	(1,967)	4,467
Adjusted EBITDA, including adjustment for NOI from disposed properties	$ 366,044	$ 378,506
Adjusted EBITDA, including adjustment for NOI from disposed properties, annualized (a)	$ **1,489,582**	$ **1,440,016**
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	257,115	158,998
Adjusted EBITDA, including adjustment for NOI from disposed properties and gains on dispositions, annualized	$ **1,746,697**	$ **1,599,014**
Interest expense	$ 69,086	$ 80,184
Amortization and write-off of deferred loan costs	(3,827)	(3,152)
Amortization of debt premium (discount), net	2,590	4,113
Capitalized interest	15,021	15,731
Preferred stock dividends	1,670	1,948
Third party share of fixed charges from consolidated entities	(199)	(1,450)
Our share of fixed charges from unconsolidated entities	24,492	22,000
Total fixed charges	$ 108,833	$ 119,374
Total fixed charges, annualized	$ **435,332**	$ **477,496**
Fixed charge coverage ratio	**3.42x**	**3.02x**
Fixed charge coverage ratio, including development gains	**4.01x**	**3.35x**
Debt to Adjusted EBITDA:		
Total Prologis share of debt, net of adjustments	$ **10,861,030**	$ **10,451,824**
Adjusted EBITDA-annualized (a)	$ **1,497,450**	$ **1,422,148**
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	257,115	158,998
Adjusted EBITDA-annualized (a), including gains on dispositions	$ **1,754,565**	$ **1,581,146**
Debt to Adjusted EBITDA ratio	**7.25x**	**7.35x**
Debt to Adjusted EBITDA ratio, including development gains	**6.19x**	**6.61x**
Debt to Adjusted EBITDA (adjusted for development):		
Total Prologis share of debt, net of adjustments	$ 10,861,030	$ 10,451,824
Add: costs to complete - Prologis share	933,493	821,887
Less: current book value of land - Prologis share	(1,617,895)	(1,636,861)
	$ **10,176,628**	$ **9,636,850**
Adjusted EBITDA-annualized (a)	$ 1,497,450	$ 1,422,148
Add: annualized proforma NOI development portfolio - Prologis share	165,507	143,523
	1,662,957	**1,565,671**
Debt to Adjusted EBITDA (adjusted for development) ratio	**6.12x**	**6.16x**

(a) Actual promote revenue and related cash expenses for the quarter, if any, are removed from the EBITDA amount for the quarter before annualizing, then the actual promote revenue and related expenses for the previous twelve months are added to the annualized number. For the three months ended September 30, 2014 and June 30, 2014, actual promote revenue, net of related cash expenses, for the previous twelve months was $33.5 million and $31.5 million, respectively.

38
Copyright © 2014 Prologis

Notes and Definitions

(continued)

Supplemental 3Q 2014

Development Margin is calculated on developed properties as the estimated value at Stabilization minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

Development Portfolio includes industrial properties that are under development and properties that are developed but have not met Stabilization.

Discontinued Operations. In April 2014, the FASB issued a standard updating the accounting and disclosure regarding discontinued operations. Early adoption on a prospective basis is allowed, therefore, we have adopted this standard as of January 1, 2014. As a result, none of our property dispositions in 2014 met the criteria to be classified as discontinued operations. The operations of the properties that were disposed of to third parties during 2013 that met the criteria for discontinued operations, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our *Consolidated Statements of Operations*. The income attributable to these properties was as follows (in thousands):

	Three Months Ended June 30, 2013	Nine Months Ended June 30, 2013
Rental income	$ 7,928	$ 28,620
Rental expenses	(2,677)	(9,638)
Depreciation and amortization	(3,802)	(12,868)
Interest expense	(243)	(975)
Income attributable to disposed properties and assets held for sale	$ 1,206	$ 5,139

Estimated Build Out (TEI and sq ft)- represents the estimated TEI and finished square feet available for rent upon completion of an industrial building on existing parcels of land.

FFO, as defined by Prologis; Core FFO; Core AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that "management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community." We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating *FFO, as defined by Prologis*, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at *FFO, as defined by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;

(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and

(v) mark-to-market adjustments and related amortization of debt discounts associated with derivative financial instruments.

39
Copyright © 2014 Prologis

Notes and Definitions

(continued)

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that we recognized directly or our share of these items recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis:

(i)	gains or losses from acquisition, contribution or sale of land or development properties;

(ii) income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate; (iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; (iv) gains or losses from the early extinguishment of debt; (v) merger, acquisition and other integration expenses; and (vi) expenses related to natural disasters.

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we have purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time. In addition, we and our co-investment ventures make acquisitions of real estate and we believe the costs associated with these transactions are transaction based and not part of our core operations.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core AFFO

To arrive at Core AFFO, we adjust Core FFO to further exclude our share of; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe Core AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither

NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are: The current income tax expenses and acquisition costs that are excluded from our defined FFO measures represent the taxes and transaction costs that are payable.

Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

The merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP.

Supplemental 3Q 2014

Copyright © 2014 Prologis

Notes and Definitions
(continued)
Supplemental 3Q 2014

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. We use fixed charge coverage to measure our liquidity. We believe that fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure our ability to make interest payments on outstanding debt and make distributions/dividends to preferred unitholders/stockholders. Our computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") were as follows (*in thousands*):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Gross overhead	$ 109,485	$ 105,893	$ 344,669	$ 322,360
Less: rental expenses	(7,141)	(7,982)	(22,761)	(24,679)
Less: strategic capital expenses	(22,442)	(22,023)	(74,442)	(66,938)
Capitalized amounts	(21,699)	(20,854)	(65,685)	(64,603)
G&A	**$ 58,203**	**$ 55,034**	**$ 181,781**	**$ 166,140**

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Development activities	$ 17,058	$ 16,602	$ 51,322	$ 49,454
Leasing activities	4,296	4,104	13,418	14,179
Costs related to internally developed software	345	148	945	970
Total capitalized G&A	**$ 21,699**	**$ 20,854**	**$ 65,685**	**$ 64,603**

G&A as a percent of Assets Under Management (*in thousands*):

Net G&A - midpoint of 2014 guidance range (a)	$ 242,000
Add: Strategic capital expenses- midpoint of 2014 guidance range (a)	97,500
Adjusted G&A, using 2014 guidance (a)	$ 339,500
Carrying value at period end:	
Operating properties	$ 41,650,310
Development portfolio - TEI	2,825,674
Land portfolio	1,774,207
Other real estate investments	460,854
Total Assets Under Management	$ 46,711,045
G&A as % of Assets Under Management	**0.73%**

G&A as a percent of Assets Under Management – Prologis Share (*in thousands*):

Net G&A - midpoint of 2014 guidance range (a)	$ 242,000
Less: strategic capital income-midpoint of 2014 guidance range (a)	(217,500)
Add: strategic capital expenses- midpoint of 2014 guidance range (a)	97,500
Adjusted G&A, using 2014 guidance (a)	$ 122,000
Carrying value at period end:	
Operating properties - Prologis share	$ 24,649,641
Development portfolio - Prologis share of TEI	2,380,905
Land portfolio - Prologis share	1,617,895
Other real estate investments	460,854
Total Assets Under Management - Prologis share	$ 29,109,295
G&A as % of Assets Under Management - Prologis share	**0.42%**

(a) *These amounts represent the midpoint of the 2014 guidance provided in this Supplemental Package.*

Interest Expense consisted of the following (*in thousands*):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Gross interest expense	$ 82,870	$ 110,005	$ 282,209	$ 361,650
Amortization of discount (premium), net	(2,590)	(9,123)	(12,538)	(30,514)
Amortization of deferred loan costs	3,827	2,887	10,447	10,466
Interest expense before capitalization	84,107	103,769	280,118	341,602
Capitalized amounts	(15,021)	(19,127)	(45,325)	(50,106)
Interest expense	**$ 69,086**	**$ 84,642**	**$ 234,793**	**$ 291,496**

Investment Capacity is our estimate of the gross real estate, which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners up to the ventures maximum leverage limits.

Market Classification

- **Global Markets** feature large population centers with high per-capita consumption and are located near major seaports, airports, and ground transportation systems.
- **Regional Markets** benefit from large population centers but typically are not as tied to the global supply chain, but rather serve local consumption and are often less supply constrained. Markets included as regional markets include: Austin, Charlotte, Cincinnati, Columbus, Denver, Hungary, Indianapolis, Juarez, Las Vegas, Louisville, Memphis, Nashville, Orlando, Phoenix, Portland, Reynosa, San Antonio, Slovakia, Sweden and Tijuana.
- **Other Markets** represent a small portion of our portfolio that is located outside global and regional markets. These markets include: Austria, Boston, El Paso, Jacksonville, Kansas City, Norfolk, Reno, Romania, Salt Lake City, Savannah and St Louis.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business segments that we

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// Notes and Definitions
(continued)

Supplemental 3Q 2014

believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform, or development platform.

Net Effective Rent is calculated at the beginning of the lease using the estimated total cash to be received over the term of the lease (including base rent and expense reimbursements) and annualized. The per square foot number is calculated by dividing the annualized net effective rent by the occupied square feet of the lease.

Net Effective Rent Change (GAAP) represents the change on operating portfolio properties in net effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Net Operating Income ("NOI") represents rental income less rental expenses.

Noncontrolling Interest. The following table includes information for each entity we consolidate and in which we own less than 100% *(dollars in thousands)*:

	Ownership Percentage	Noncontrolling Interest	Real Estate	Debt
Brazil Fund	50.0%	72,908	-	-
Prologis U.S. Logistics Venture	55.0%	431,929	1,004,753	-
Other consolidated entities	various	141,567	1,048,312	26,064
Limited partners in the Operating Partnership		50,244	-	-
Noncontrolling interests		**$ 696,648**	**$ 2,053,065**	**$ 26,064**

Operating Portfolio includes stabilized industrial properties in our owned and managed portfolio. A developed property moves into the Operating Portfolio when it meets Stabilization.

Pro-Rata Balance Sheet and Operating Information. The consolidated amounts shown are derived from and prepared on a consistent basis with our consolidated financial statements and are adjusted to remove the amounts attributable to non-controlling interests. The Prologis share of unconsolidated co-investment ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the total owned and managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the Prologis Total Share.

Prologis Share represents our proportionate economic ownership of each entity included in our total owned and managed portfolio.

Rental Income included the following (*in thousands*):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Rental income	$ 273,503	$ 289,728	$ 859,812	$ 915,842
Amortization of lease intangibles	(6,803)	(8,366)	(21,777)	(26,315)
Rental expense recoveries	80,136	80,564	254,310	253,937
Straight-lined rents	8,986	10,259	32,990	36,821
	$ 355,822	**$ 372,185**	**$ 1,125,335**	**$ 1,180,285**

Same Store. We evaluate the operating performance of the operating properties we own and manage using a "Same Store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include the properties included in our owned and managed portfolio that were in operation at January 1, 2013 and throughout the full periods in both 2013 and 2014. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and NOI in the Same Store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods.

Our same store measures are non-GAAP measures that are commonly used in the real estate industry and are calculated beginning with rental income and rental expenses from the financial statements prepared in accordance with GAAP. It is also common in the real estate industry and expected from the analyst and investor community that these numbers be further adjusted to remove certain non-cash items included in the financial statements prepared in accordance with GAAP to reflect a cash same store number. In order to clearly label these metrics, we call one Same Store NOI- GAAP and one Same Store NOI-Adjusted Cash. As these are non-GAAP measures they have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation from our financial statements prepared in accordance with GAAP to Same Store NOI-GAAP and then to Same Store NOI-Adjusted Cash with explanations of how these metrics are calculated and adjusted.

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Notes and Definitions

(continued)

Supplemental 3Q 2014

The following is a reconciliation of our consolidated rental income, rental expenses and NOI, as included in the Consolidated Statements of Operations, to the respective amounts in our Same Store portfolio analysis *(dollars in thousands)*:

	Three Months Ended September 30,		
	2014	2013	Change (%)
Rental Income:			
Per the Consolidated Statements of Operations	$ 355,822	$ 372,185	
Properties not included and other adjustments (a)	(42,485)	(34,474)	
Unconsolidated Co-Investment Ventures	471,618	424,793	
Same Store - Rental Income	**$ 784,955**	**$ 762,504**	**2.9%**
Rental Expense:			
Per the Consolidated Statements of Operations	$ 102,324	$ 106,811	
Properties not included and other adjustments (b)	(7,865)	(5,534)	
Unconsolidated Co-Investment Ventures	108,584	99,957	
Same Store - Rental Expense	**$ 203,043**	**$ 201,234**	**0.9%**
NOI-GAAP:			
Per the Consolidated Statements of Operations	$ 253,498	$ 265,374	
Properties not included and other adjustments	(34,620)	(28,940)	
Unconsolidated Co-Investment Ventures	363,034	324,836	
Same Store - NOI - GAAP	**$ 581,912**	**$ 561,270**	**3.7%**
NOI-Adjusted Cash:			
Same store- NOI - GAAP	$ 581,912	$ 561,270	
Adjustments (c)	(3,799)	(5,543)	
Same Store - NOI- Adjusted Cash	**$ 578,113**	**$ 555,727**	**4.0%**

(a) *To calculate Same Store rental income, we exclude the net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.*

(b) *To calculate Same Store rental expense, we include an allocation of the property management expenses for our consolidated properties based on the property management fee that is provided for in the individual management agreements under which our wholly owned management companies provide property management services (generally the fee is based on a percentage of revenue). On consolidation, the management fee income and expenses are eliminated and the actual cost of providing property management services is recognized.*

(c) *In order to derive Same Store- NOI - Adjusted Cash, we adjust Same Store- NOI- GAAP to exclude non-cash items included in our rental income in our GAAP financial statements, including straight line rent adjustments and adjustments related to purchase accounts to reflect leases at fair value at the time of acquisition.*

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our Operating Portfolio.

Strategic Capital NOI represents strategic capital income less strategic capital expenses.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions are properties we acquire for which we believe the discount in pricing attributed to the operating challenges could provide greater returns post-stabilization than the returns of stabilized properties that are not Value-Added Acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceeds the amount included in NAV for the disposed property.

Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn. This can also include realized economic gains from value-added conversion properties.

Weighted Average Estimated Stabilized Yield is calculated as NOI assuming stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

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Copyright © 2014 Prologis